As filed with the Securities and Exchange Commission on March 28, 2002
                                                        --------------
                                                      Registration No. 333-64499

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 4
                                    FORM SB-2
                         TO REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          IMPLANT SCIENCES CORPORATION
             (Exact name of registrant as specified in its Charter)

                  MASSACHUSETTS                         04-2837126
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)            Identification Number)

                                107 AUDUBON ROAD
                               WAKEFIELD, MA 01880
                                 (781) 246-0700
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                 ANTHONY ARMINI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                107 AUDUBON ROAD
                               WAKEFIELD, MA 01880
                                 (781) 246-0700
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS  02109-2170
                 (617) 832-1000 / FACSIMILE NO.:  (617) 832-7000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable from time to time after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   PROSPECTUS

                          IMPLANT SCIENCES CORPORATION

                                    1,350,000

                             SHARES OF COMMON STOCK

                                       AND

                                    100,000

                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS

      This prospectus is part of a registration statement we filed with the Securities Exchange Commission relating to the sale of an aggregate of 1,350,000 shares of our common stock and 100,000 redeemable warrants consisting of:

      - 1,150,000 shares of our common stock issuable upon exercise of outstanding redeemable warrants having an exercise price of $9.00 per share that were issued in connection with our initial public offering completed on June 29, 1999;

      - 100,000 shares of our common stock issuable upon exercise of a representatives' redeemable warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999;

      - 100,000 redeemable warrants to purchase shares of common stock issuable upon exercise of a representatives' redeemable warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999; and

      - 100,000 shares of our common stock issuable upon exercise of redeemable warrants issuable upon exercise of a representatives' redeemable warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999.

     Our common stock is currently quoted on the American stock Exchange, under the symbol "IMX" and our redeemable warrants are traded under the symbol "IMX.WS". On March 19, 2002, the last reported sale price of our common stock was $11.20 per share.

     The mailing address, the telephone and facsimile numbers of our executive offices is:

               107 Audubon Road
               Wakefield, MA 01880
               Telephone No.: (781) 246-0700
               Facsimile No.: (781) 246-3561

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS REGISTRATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this prospectus is March 28, 2002.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
OUR COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SUMMARY FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .3
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
FORWARD-LOOKING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . 11
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND
RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
OUR BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS . . . . . . . . . 30
DIRECTORS AND EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . . .31
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . .35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . .36
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . 37
DISCLOSURE OF SEC POSITION  ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . 40
PART II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . II-1
SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .II-7
EXHIBIT INDEX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . II-8

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully.

                                  OUR COMPANY

     We develop products for the medical device and explosives detection industry using ion implantation and thin film coatings of radioactive and non-radioactive materials. We have received Food and Drug Administration 510(k) clearance to market our I-Plant Iodine-125 radioactive seed for the treatment of prostate cancer. We also have under development interventional cardiology devices and temporary coronary brachytherapy systems for the prevention of restenosis. Restenosis is the reclosure of the artery after balloon angioplasty. In addition, we modify the surface characteristics of orthopedic joint implants to reduce polyethylene wear and thereby increasing the life of the implant and provide ion implantation of electronic dopants for the semiconductor industry. An electronic dopant is an element that adds a positive or negative charge to a semiconductor. Additionally, we are developing an explosives detection device to be used in the detection of trace residues of explosives.

     Our offices and facilities are located at 107 Audubon Road, #5, Wakefield, Massachusetts 01880 and our telephone number is (781) 246-0700. Our home page can be found at www.implantsciences.com. Information contained in our website shall not be deemed part of this prospectus.

                                  THE OFFERING

     In our initial public offering we sold 1,150,000 shares of common stock and 1,150,000 redeemable warrants. We also compensated our underwriters by, among other things, issuing to them a warrant to purchase two things (1) 100,000 shares of our common stock and (2) 100,000 redeemable warrants identical to the ones sold to the public. This prospectus relates to three different transactions.

      - First, this prospectus relates to the sale of 1,150,000 shares of our common stock issuable upon the exercise of our redeemable warrants by the holders of our redeemable warrants.

      - Second, this prospectus relates to the sale of 100,000 shares of our common stock and 100,000 redeemable warrants to our underwriters upon their exercise of the warrant paid to them as compensation in connection with our initial public offering.

      - Third, this prospectus relates to the sale of a further 100,000 shares upon the exercise by our underwriters of redeemable warrants which they may acquire upon their exercise of the warrant paid to them as compensation in connection with our initial public offering.

            Common Stock to be outstanding after
            the offering                                   7,509,076 shares

            American Stock Exchange Market Symbols

                 Common Stock                              IMX
                 Warrants                                  IMX.WS

            Boston Stock Exchange Symbols

                 Common Stock                              IMX
                 Warrants                                  IMXW

                          SUMMARY FINANCIAL INFORMATION

                                                                           SIX MONTHS ENDED
                                             YEAR ENDED JUNE 30,             DECEMBER 31,
                                         --------------------------  ----------------------------
                                             2000          2001          2000           2001
                                         ------------  ------------  ------------  --------------
STATEMENT OF OPERATIONS DATA:
Product and contract research revenues   $ 3,608,000   $ 4,368,000   $ 1,856,000   $   2,937,000
Equipment revenues (1)                       365,000             -             -               -
                                         ------------  ------------  ------------  --------------
Total revenues                             3,973,000     4,368,000     1,856,000       2,937,000
Total costs and expenses                   6,678,000     8,066,000     3,665,000       3,526,000
                                         ------------  ------------  ------------  --------------
Loss from operations                      (2,705,000)   (3,698,000)   (1,809,000)       (589,000)
Other income, net                            217,000       118,000        92,000               -
                                         ------------  ------------  ------------  --------------
Net loss                                 $(2,488,000)  $(3,580,000)  $(1,717,000)  $    (589,000)
                                         ============  ============  ============  ==============
Net loss per share:
  Basic                                  $     (0.46)  $     (0.62)  $     (0.30)  $       (0.10)
  Diluted                                      (0.46)        (0.62)        (0.30)          (0.10)
Weighted average common shares
  outstanding used for earnings
  per share:
  Basic                                    5,368,557     5,817,212     5,789,935       5,971,948
  Diluted                                  5,368,557     5,817,212     5,789,935       5,971,948

                                                                       JUNE 30,     DECEMBER 31,
                                                                         2001           2001
                                                                     ------------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents
  (including $167,000 restricted cash)                               $ 1,232,000   $   2,369,000
Current assets                                                         2,385,000       4,000,000
Working capital                                                        1,095,000       2,089,000
Total assets                                                           6,082,000       7,837,000
Current portion of long term debt,
  including capital lease                                                182,000         187,000
Long term debt, including capital
  lease, net of current portion                                          241,000         168,000
Stockholders' equity                                                   4,522,000       5,729,000

---------------
(1) Represents non-recurring revenue from a contract to build one piece of customized manufacturing equipment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended June 30, 2001 vs. June 30, 2000."


                                  RISK FACTORS

     An investment in the Company involves a high degree of risk and common stock should not be purchased by anyone who cannot afford the loss of their entire investment. You should carefully consider all of the following risk factors discussed below as well as other information in the Prospectus, before purchasing the common stock. The risks described below are not all of the risks facing the Company. Additional risks, including those that are currently not known to us or that we currently deem immaterial, may also impair our business operations.

WE DO NOT OPERATE AT A PROFIT AND DO NOT EXPECT TO BE PROFITABLE FOR SOME TIME.

     During the six month period ended December 31, 2001 and for the twelve months ended June 30, 2001, we had a net loss of approximately $589,000 and $3,580,000, respectively. We plan to further increase our expenditures to complete development and commercialization of our new products, to increase our manufacturing capacity and equipment, to ensure compliance with the Food and Drug Administration's Quality System Regulations and broaden our sales and marketing capabilities. As a result, we believe that we will likely incur losses over the next several quarters. The accumulated deficit as of December 31, 2001 and June 30, 2001 approximated $7,193,000 and $6,604,000, respectively.

     During fiscal 2000 and 2001, we incurred significant operating losses and utilized significant amounts of cash to fund operations. We are reaching a critical stage in our growth as we have transitioned from a research and development company to a commercial company with complete sales, marketing and production capabilities. We received Food and Drug Administration 510(k) clearance to market our I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer. On February 2, 2000, we signed a distribution agreement with MED-TEC Iowa, Inc. ("MED-TEC") for the exclusive United States distribution of our I-Plant(TM) Iodine-125 seed. During this time, we increased our overall operating expenses and overhead to be positioned to further increase our sales and production capabilities.

     During the second half of fiscal 2001, we implemented a number of programs to reduce our consumption of cash, including operating expense reductions, increase sales of I-Plant(TM) prostate seeds, and provide additional working capital financing. Our management has outlined a plan of appropriate action steps to attempt to ensure that we have adequate sources of cash to meet our working capital needs and research and development activities for at least the next twelve months.

     As a result of implementing the above actions, management believes that our existing cash resources and cash from operations will meet working capital and research and development requirements over the next twelve months and improve operating results. However, unanticipated decreases in operating revenues, delays in government funding of grants, increases in expenses or further delays in product development may adversely impact our cash position and require further cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis.

INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE COULD HARM OUR FINANCIAL PERFORMANCE.

     The medical device industry is characterized by rapidly evolving technology and intense competition. Among the most closely competing products in intracoronary radiation therapy are radioactive tipped guidewires and radioactive fluid-filled balloons. Many of our competitors have substantially greater capital resources, greater research and development, manufacturing and marketing resources and experience and greater name recognition than we do. There can be no assurance that our competitors will not succeed in developing or marketing technologies and products that are more effective than our products or that would render our products obsolete or noncompetitive. Moreover, there can be no assurance that we will be able to price our products at or below the prices of competing products and technologies in order to facilitate market acceptance. In addition, new procedures and medications could be developed that replace or reduce the importance of procedures that use our products. Accordingly, our success will depend, in part, on our ability to respond quickly to medical and technological changes through the development and introduction of new products and enhancements. Product development involves a high degree of risk, and there can be no assurance that our new product development efforts will result in any commercially successful products. Our failure to compete or respond to technological change in an effective manner would have a material adverse effect on our business.

OUR MEDICAL PRODUCTS AND TECHNOLOGIES MAY NOT BE ACCEPTED BY THE MEDICAL COMMUNITY WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

     There can be no assurance that our radioactive prostate seeds, coronary stents, orthopedic ceramic coatings, or radiopaque coatings will achieve acceptance, or continue to receive acceptance, by the medical community and market acceptance generally. The degree of market acceptance for our products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration in the medical community and among health care payers of the clinical safety, efficacy and cost effectiveness of our products. Certain of the medical indications that can be treated by our devices or devices treated using our coatings can also be treated by other medical procedures. Decisions to purchase our products will primarily be influenced by members of the medical community, who will have the choice of recommending medical treatments, such as radiotherapeutic seeds, or the more traditional alternatives, such as surgery and external beam radiation therapy. Many alternative treatments currently are widely accepted in the medical community and have a long history of use. There can be no assurance that our devices or technologies will be able to replace such established treatments or that physicians, health care payers, patients or the medical community in general will accept and utilize our devices or any other medical products that may be developed or treated by us even if regulatory and reimbursement approvals are obtained. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. Failure of our products and technologies to gain market acceptance would have a material adverse effect on our business.

OUR PROPOSED EXPLOSIVES DETECTION PRODUCTS AND TECHNOLOGIES MAY NOT BE ACCEPTED BY THE GOVERNMENT AGENCIES, AIRPORTS OR AIRLINES WHICH COULD HARM OUR FUTURE FINANCIAL PERFORMANCE.

     There can be no assurance that our proposed explosives detection systems will achieve acceptance by the domestic and international airports, government agencies and airlines, and market acceptance generally. The degree of market acceptance for our proposed explosives detection products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration of the ability of our proposed device to detect trace explosives residues on personnel, baggage and other cargo prior to embarking on aircraft. Our failure to commercially develop our product to compete successfully with respect to throughput, the ability to scan personnel, baggage and other cargo carried onto airlines, and portability could delay, limit or prevent market acceptance. Moreover, the market for explosives detection systems technology, especially trace detection technology, is largely undeveloped, and we believe that the overall demand for explosives detection systems technology will depend significantly upon public perception of the risk of terrorist attacks. There can be no assurance that the public will perceive the threat of terrorist bombings to be substantial or that the airline industry and governmental agencies will actively pursue explosives detection systems technology. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance, if the currently developed prototype product is brought to a commercial product, that we will be able to achieve market penetration, revenue growth or profitability.

WE COULD HAVE LIABILITY TO PERSONS WHO EXERCISED OUR WARRANTS IN DECEMBER 2001 AND JANUARY 2002 BECAUSE OUR PROSPECTUS WAS OUT OF DATE.

     Between December 18, 2001 and January 3, 2002, warrants to purchase 70,900 shares of the Company's common stock were exercised at an exercise price of $9.00 per share. Although warrant exercises such as this were registered in connection with the Company's initial public offering, the Company's prospectus had not been updated to include developments in the Company's business since the initial public offering. To the extent that purchasers of these shares were damaged, the Company could be exposed to liability, including, possibly, liability for rescission of their purchases.

     As of December 31, 2001, warrants representing 52,100 shares of our common stock were exercised at $9.00 per share. As of December 31, 2001, we received gross proceeds of approximately $338,000 and we were owed $131,000 of cash pursuant to the exercise of these warrants from our transfer agent. Until the prospectus is declared effective, we have recognized a liability of $338,000 as amounts due to shareholders and segregated the related proceeds to reflect the potential amount necessary to rescind the exercise of the warrants. During the period in which the warrants were exercised, our stock price ranged from $11.00 to $14.07 per share; however, at this date we are unable to determine whether or at what price each of the purchasers may have disposed of the shares they acquired by exercising the warrants and if any of the purchasers were damaged.

     In addition, the Securities and Exchange Commission may have the authority to impose a variety of remedies, including, possibly, fines. We are in the process of evaluating the impact of the aforementioned exercise, but do not believe that our liability, if any, to such purchasers would be material to our financial condition or results of operations.

THERE IS A RISK THAT WE WILL REDEEM THE REDEEMABLE WARRANTS.

     The closing bid price for our stock has been over $10.50 for a period of more than 20 consecutive trading days. As a result, we may, if we so choose, redeem the redeemable warrants for a price of $.20 per warrant. If we decide to do this, the redeemable warrants called for redemption would be exercisable only until the close of business on the date set for redemption. If any redeemable warrant called for redemption is not exercised prior to that date, it will cease to be exercisable and you will be entitled only to the redemption price of $.20 per redeemable warrant.

OUR FUTURE PROFITABILITY DEPENDS ON OUR ABILITY TO COMPLETE DEVELOPMENT OF OUR PRODUCTS.

     We currently market radioactive prostate seeds. We also provide ion implantation services for ion implantation of semiconductors and medical devices. We plan to market radioactive tipped guidewires, drug-eluting coronary stents, orthopedic ceramic coatings, radiopaque coatings, and explosive detection systems that may require substantial further investment in research, product development, preclinical and clinical testing and governmental regulatory approvals prior to being marketed and sold. Our ability to increase revenues and achieve profitability and positive cash flow will depend, in part, on our ability to complete such product development efforts, obtain such regulatory approvals, and establish manufacturing and marketing programs and gain market acceptance for such proposed products. In particular, our drug-eluting coronary stents are in an early stage of development. There can be no assurance that the clinical trials will ever be undertaken or, if undertaken, will conclude that the drug-eluting coronary stents have a sufficient degree of safety and efficacy. In addition, there can be no assurance that the drug-eluting coronary stents will reduce the frequency of restenosis outside of test conditions.

     The market for explosive detection systems is intensely competitive and is characterized by continuously developing technology and frequent introductions of new products and features. We expect competition to increase as other companies introduce additional and more competitive products in the explosive detection systems market as we develop the capabilities and enhancements of our trace detection systems. Each of our competitors may have substantially greater financial resources than us. There can be no assurance that we will be able convert our current prototype explosives detection system to a commercial product to compete successfully with our competitors or with new entrants to the explosive detection systems market.

     We believe that our ability to compete in the explosive detection systems market is based upon such factors as: product performance, functionality, quality and features; quality of customer support services, documentation and training; and the capability of the technology to appeal to broader applications beyond the inspection of passengers, baggage, and cargo carried on airlines. Although we believe that our currently developed prototype product has all of the capabilities to meet the United States Government's decree that all passengers, baggage, and cargo carried on airlines must be screened thoroughly, certain of our competitors may have an advantage over our existing technology with respect to these factors. There can be no assurance that we will be successful in convincing potential customers that our prototype product will be developed into a commercial product, and that if developed into a commercial product, will be superior to other systems given all of the necessary performance criteria, that new systems with comparable or greater performance, lower price and faster or equivalent throughput will not be introduced, or that, if such products are introduced, customers will not delay or cancel potential orders for us yet to be commercialized system. Further, there can be no assurance that we will be able to bring to commercialization and further enhance our prototype product to better compete on the basis of cost, throughput, accommodation of detection of passengers, baggage or other cargo carried onto airlines, or that we will otherwise be able to compete successfully with existing or new competitors.

     Our product development efforts are subject to the risks inherent in the development of such products. These risks include the possibility that our products will be found to be ineffective or unsafe, or will otherwise fail to receive necessary regulatory approvals; that the products will be difficult to manufacture on a large scale or be uneconomical to market; that the proprietary rights of third parties will interfere with our product development; or that third parties will market superior or equivalent products which achieve greater market acceptance. Furthermore, there can be no assurance that we will be able to conduct our product development efforts within the time frames currently anticipated or that such efforts will be completed successfully.

WE OWN PATENTS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY AND KNOW-HOW THAT WE BELIEVE ALLOWS US TO COMPETE EFFECTIVELY. LIMITATIONS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY OR CONTINUE TO USE OUR INTELLECTUAL PROPERTY COULD HARM OUR FINANCIAL PERFORMANCE.

     Our ability to compete effectively will depend, to a significant extent, on our ability to operate without infringing the intellectual property rights of others. Many participants in the medical device area aggressively seek patent protection and have increasing numbers of patents, and have frequently demonstrated a readiness to commence litigation based on patent infringement. Third parties may assert exclusive patent rights to technologies that are important to us.

     We are aware of a United States patent of a third party having broad claims covering radioactive stents and methods of using radioactive stents for the treatment of restenosis. We have not sought a formal opinion of counsel regarding the validity of this patent or whether our processes may infringe this patent. At this time we have no plans to implant radioactivity onto coronary stents manufactured by the patent holder, its licensees or others.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO OBTAIN NEW PATENTS AND OPERATE WITHOUT INFRINGING ON THE PROPRIETARY RIGHTS OF OTHERS.

     Although we have seventeen United States patents and seven United States and two international patent applications pending for our technology and processes, our success will depend, in part, on our ability to obtain the patents applied for and maintain trade secret protection for our technology and operate without infringing on the proprietary rights of third parties. The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any pending patent applications or any future patent application will issue as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

     Furthermore, there can be no assurance that others have not or will not develop similar products, duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

     Moreover, there can be no assurances that patents issued to us will not be challenged, invalidated or circumvented or that the rights thereunder will provide any competitive advantage. We could incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted to third parties. Patents and patent applications in the United States may be subject to interference proceedings brought by the United States Patent & Trademark Office, or to opposition proceedings initiated in a foreign patent office by third parties. We may incur significant costs defending such proceedings. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed.

     We also rely on unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although we have entered into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

IF WE ARE NOT SUCCESSFUL IN MANAGING OUR FUTURE GROWTH, OUR BUSINESS WILL
SUFFER.

     We have very limited experience in the commercial production of radioactive prostate seeds and radioactive tipped guidewires, the commercial implantation of drugs onto coronary stents, or the commercial production of explosives detection systems. Our future success will depend upon, among other factors, our ability to recruit, hire, train and retain highly educated, skilled and experienced management and technical personnel, to generate capital from operations, to scale-up our manufacturing process and expand our facilities and to manage the effects of growth on all aspects of our business, including research, development, manufacturing, distribution, sales and marketing, administration and finance. Our failure to identify and exploit new product and service opportunities, attract or retain necessary personnel, generate adequate revenues or conduct our expansion or manage growth effectively could have a material adverse effect on our business.

WE ARE DEPENDENT ON A SMALL NUMBER OF CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR SALES. THE LOSS OF BUSINESS FROM THESE CUSTOMERS WOULD HARM OUR FINANCIAL PERFORMANCE.

     Approximately 34% of our sales in the twelve months ended June 30, 2001 were made to two customers, Howmedica/Osteonics Division of Stryker Corporation and Biomet, Incorporated. These sales were of nitrogen ion implantation that enhance orthopedic joint implants. Approximately 17% of our sales in the last twelve months ended June 30, 2001 were made to one customer, MED-TEC, for sales of radioactive prostate seeds. We have no significant purchase commitments from these or other customers extending beyond one year. There can be no assurance that these customers will continue to purchase our products and services at the same levels as in previous years or that such relationships will continue in the future. The loss of a significant amount of business from any of these customers would have a material adverse effect on the sales and operating results.

OUR MEDICAL DEVICE PRODUCTS AND SERVICES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION. IF WE FAIL TO OBTAIN OR ARE DELAYED IN OBTAINING THE APPROVAL OF THE NECESSARY FEDERAL AND STATE GOVERNMENT AGENCIES, OUR BUSINESS COULD BE MATERIALLY AFFECTED.

     The manufacture and sale of our medical device products and services are subject to extensive regulation principally by the Food and Drug Administration in the United States and corresponding foreign regulatory agencies in each country in which we sells our products. These regulations affect product approvals, product standards, packaging requirements, design requirements, manufacturing and quality assurance, labeling, import restrictions, tariffs and other tax requirements. Securing Food and Drug Administration authorizations and approvals requires submission of extensive clinical data and supporting information. In most instances, the manufacturers or licensees of medical devices that are treated by us will be responsible for securing regulatory approval for medical devices incorporating our technology. However, we plan on preparing and maintaining Device Master Files which may be accessed by the Food and Drug Administration. We expect to incur substantial product development, clinical research and other expenses in connection with obtaining final regulatory clearance or approval for and commercialization of our products.

     There can be no assurance that our medical device manufacturers or licensees will be able to obtain regulatory clearance or approval for devices incorporating our technology on a timely basis, or at all. Regulatory clearance or approvals, if granted, may include significant limitations of the indicated uses for which the product may be marketed. In addition, product clearance or approval could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of products incorporating our technology or subject us to additional regulation.

     In addition to Food and Drug Administration regulation, certain of our activities are regulated by, and require approvals from, other federal and state agencies. The use, management, transportation, and disposal of certain materials and wastes are subject to regulation by several federal and state agencies depending on the nature of the materials or waste material. Certain toxic chemicals and products containing toxic chemicals may require special reporting to the United States Environmental Protection Agency and/or its state counterparts. Our future operations may require additional approvals from federal and/or state environmental agencies. There can be no assurance that we will be able to obtain necessary government approvals, or that we will be able to operate with the conditions that may be attached to future regulatory approvals. Moreover, there can be no assurance that we will be able to maintain previously-obtained approvals. While it is our policy to comply with applicable regulations, failure to comply with existing or future regulatory requirements and failure to obtain or maintain necessary approvals could have a material adverse effect on our business, financial condition, and results of operations.

     Failure or delay of our medical device manufacturers in obtaining Food and Drug Administration and other necessary regulatory clearance or approval, the loss of previously obtained clearance or approvals, as well as failure to comply with other existing or future regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

     Because certain of our products utilize radiation sources, their manufacture, distribution, transportation, import/export, use and disposal will also be subject to federal, state and/or local laws and regulations relating to the use, handling, procurement and storage of radioactive materials. We must also comply with United States Department of Transportation regulations on the labeling and packaging requirements for shipment of radiation sources to hospitals or other users of our products. We expect that there will be comparable regulatory requirements and/or approvals in markets outside the United States. If any of the foregoing approvals are significantly delayed or not obtained, our business could be materially adversely affected.

OUR RESEARCH AND MANUFACTURING ACTIVITIES INVOLVE THE USE OF HAZARDOUS MATERIALS. ANY LIABILITY RESULTING FROM THE MISUSE OF SUCH HAZARDOUS MATERIALS COULD ADVERSELY AFFECT OUR BUSINESS.

     Our research and manufacturing activities sometimes involve the use of various hazardous materials. Although we believe that our safety procedures for handling, manufacturing, distributing, transporting and disposing of such materials comply with the standards for protection of human health, safety, and the environment, prescribed by local, state, federal and international regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Nor can we eliminate the risk that one or more of our hazardous material or hazardous waste handlers may cause contamination for which, under laws imposing strict liability, we could be held liable. While we currently maintain insurance in amounts which we believe are appropriate in light of the risk of accident, we could be held liable for any damages that might result from any such event. Any such liability could exceed our insurance and available resources and could have a material adverse effect on our business.

OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  ATTRACT  STRATEGIC  PARTNERS.

     We intend to continue pursuing a strategy of researching, developing and commercializing new products using the financial and technical support of corporate partners. Our success will depend, in part, on our ability to attract additional partners. There can be no assurance that we can successfully enter into additional strategic alliances or that such alliances will result in increased commercialization of our products.

WE DEPEND ON THIRD PARTY REIMBURSEMENT TO OUR CUSTOMERS FOR MARKET ACCEPTANCE OF OUR MEDICAL PRODUCTS. IF THIRD PARTY PAYORS FAIL TO PROVIDE APPROPRIATE LEVELS OF REIMBURSEMENT FOR OUR PRODUCTS, OUR PROFITABILITY WOULD BE ADVERSELY AFFECTED.

     Medicare, Medicaid and other government insurance programs, as well as private insurance reimbursement programs greatly affect suppliers of health care products. Several of the products being developed, produced or processed by us, including our orthopedic implants, prostate seeds, drug-eluting stents, and interventional cardiology instruments and devices, are currently being reimbursed by third party payers. Our customers rely on third-party reimbursements to cover all or part of the costs of most of the procedures in which our products are used. Third party payers (including health maintenance organizations) may affect the pricing or relative attractiveness of our products by regulating the maximum amount of reimbursement provided by such payers to the physicians, hospitals and clinics using our devices, or by taking the position that such reimbursement is not available at all. The amounts of reimbursement by third party payers in those states that do provide reimbursement varies considerably. Major third party payers reimburse inpatient medical treatment, including all or most operating costs and all or most furnished items or services, including devices such as ours, at a prospectively fixed rate based on the diagnostic-related group that covers such treatment as established by the federal Health Care Financing Administration. For interventional cardiology procedures, the fixed rate of reimbursement is based on the procedure or procedures performed and is unrelated to the specific devices used in such procedure. Therefore, the amount of profit realized by suppliers of health care services in connection with the procedure may be reduced by the use of our devices if they prove to be costlier than competing products. If a procedure is not covered by a diagnostic-related group, certain third party payers may deny reimbursement.

     Alternatively, a diagnostic-related group may be assigned that does not reflect the costs associated with the use of our devices or devices treated using our services, resulting in limited reimbursement. If, for any reason, the cost of using our products or services was not to be reimbursed by third party payers, our ability to sell our products and services would be materially adversely affected. In the international market, reimbursement by private third party medical insurance providers and governmental insurers and providers varies from country to country. In certain countries, our ability to achieve significant market penetration may depend upon the availability of third party governmental reimbursement.

PRODUCT LIABILITY CLAIMS COULD DAMAGE OUR REPUTATION AND HURT OUR FINANCIAL RESULTS.

     To date no product liability claims have been asserted against us; however, the testing, marketing and sale of implantable devices and materials entail an inherent risk that product liability claims will be asserted against us, if the use of our devices is alleged to have adverse effects on a patient, including exacerbation of a patient's condition, further injury, or death. A product liability claim or a product recall could have a material adverse effect on our business. Certain of our devices are designed to be used in treatments of diseases where there is a high risk of serious medical complications or death.

     Although we have obtained product liability insurance coverage, there can be no assurance that in the future we will be able to obtain such coverage on acceptable terms or that insurance will provide adequate coverage against any or all potential claims. Furthermore there can be no assurance that we will avoid significant product liability claims and the attendant adverse publicity. Any product liability claim or other claim with respect to underinsured liabilities could have a material adverse effect on our business.

IF OUR SUPPLIERS CANNOT PROVIDE THE COMPONENTS OR SERVICES WE REQUIRE, OUR ABILITY TO MANUFACTURE OUR PRODUCTS COULD BE HARMED.

     We rely on a limited number of suppliers to provide materials and services used to manufacture our products. If we cannot obtain adequate quantities of necessary materials and services from our suppliers, there can be no assurance that we would be able to access alternative sources of supply within a reasonable period of time or at commercially reasonable rates. Moreover, in order to maintain our relationship with major suppliers, we may be required to enter into preferred supplier agreements that will increase the cost of materials obtained from such suppliers, thereby also increasing the prices of our products. The limited sources, the unavailability of adequate quantities, the inability to develop alternative sources, a reduction or interruption in supply or a significant increase in the price of raw materials or services could have a material adverse effect on our business.

IF WE WERE TO LOSE THE SERVICES OF EITHER OUR PRESIDENT OR OUR CHIEF SCIENTIST, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

     We are substantially dependent, for the foreseeable future, upon our Chairman of the Board, President and Chief Executive Officer, Dr. Anthony J. Armini and our Vice President and Chief Scientist, Dr. Stephen N. Bunker, both of whom currently devote their full time and efforts to management. We have entered into an employment agreement with each of these officers. If we were to lose the services of Dr. Armini or Dr. Bunker for any significant period of time, our business would be materially adversely affected. We maintain a key man life insurance policy of $1,000,000 insuring the life of Dr. Armini.

IF WE CANNOT ATTRACT AND RETAIN THE MANAGEMENT, SALES AND OTHER PERSONNEL WE NEED, WE WILL NOT BE SUCCESSFUL.

     There is intense competition for qualified personnel in the medical device field, and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business. The loss of the services of existing personnel as well as the failure to recruit additional qualified scientific, technical and managerial personnel in a timely manner would be detrimental to our anticipated growth and expansion into areas and activities requiring additional expertise such as marketing. The failure to attract and retain such personnel could adversely affect our business.

OUR QUARTERLY RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

     We believe that our operating results may be subject to substantial quarterly fluctuations due to several factors, some of which are outside our control, including fluctuating market demand for, and declines in the average selling price of our products, the timing of significant orders from customers, delays in the introduction of new or improved products, delays in obtaining customer acceptance of new or changed products, the cost and availability of raw materials, and general economic conditions. We plan to further increase our expenditures to complete development and commercialization of our new products, to increase our manufacturing capacity, to ensure compliance with the Food and Drug Administration's Quality Systems Regulations and to broaden our sales and marketing capabilities. A substantial portion of our revenue in any quarter historically has been derived from orders booked in that quarter, and historically, backlog has not been a meaningful indicator of revenues for a particular period. Accordingly, our sales expectations currently are based almost entirely on our internal estimates of future demand and not from firm customer orders.

IF THIRD PARTY CREDIT IS UNAVAILABLE, OUR WORKING CAPITAL COULD BE RESTRICTED.

     We rely, in part, on the availability of third party credit for working capital. Some of our lenders have required that the loans be collateralized, in part, by assets of Stephen N. Bunker, an officer and director. Should credit become unavailable for any reason, our working capital could be restricted. Any such restriction could adversely effect our ability to operate our business.

                           FORWARD-LOOKING INFORMATION

     Some of the information in this prospectus, or incorporated by reference into this prospectus, contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise.

                                 USE OF PROCEEDS

     If all 1,350,000 shares of Common Stock issuable upon exercise of: (i) the warrants, (ii) the representative warrants; and (iii) the warrants included in the representative's warrants are exercised then the Company will receive net proceeds of approximately $12,664,000. Net proceeds are determined after estimated commissions, discounts and offering expenses payable by the Company. The Company intends to use the net proceeds for the following purposes:

                                                                                    PERCENTAGE OF
                                                                          AMOUNT     NET PROCEEDS
                                                                        ----------  --------------
Research and development activities and regulatory matters . . . . . .  $3,000,000           23.7%
  Expenditures to increase research personnel, development
    expenses, and regulatory matters

Production equipment . . . . . . . . . . . . . . . . . . . . . . . . .   2,000,000           15.8%
  Expenditures for additional equipment and personnel to increase production capacity for current products and prepare
    for production on potential new products

Marketing and sales . . . . . . . . . . . . . . . . . . . . . . . . . .  1,000,000            7.9%
  Expenditures for sales and marketing personnel, introducing new products, market research studies, marketing collateral materials, trade show participation, public relations, advertising expenses

Working capital and general corporate purposes. . . . . . . . . . . . .  6,664,000           52.6%

     The amount and timing of working capital expenditures may vary significantly depending upon numerous factors, including the progress of the Company's research and development programs, the timing and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, payments received under collaborative agreements, changes in collaborative research relationships, the costs associated with potential commercialization of the Company's products, including the development of marketing and sales capabilities, the cost and availability of third-party financing for capital expenditures and administrative and legal expenses.

     The Company believes that its available cash and existing sources of funding, together with the proceeds of this offering and interest earned thereon, will be adequate to maintain its current and planned operations for the next 12 months.

     Until used, the Company intends to invest the net proceeds of this offering in interest-bearing, investment-grade securities. While the net proceeds are so invested, the interest earned by the Company on such proceeds will be limited by available market rates. The Company intends to invest and use such proceeds so as not to be considered an "investment company" under the Investment Company Act of 1940, as amended.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus will be sold to persons exercising warrants to purchase our common stock. These warrants were initially issued in connection with our initial public offering.

     The underwriting agreement entered into in connection with our initial public offering provides for reciprocal indemnification between the underwriters and us against certain liabilities in connection with the registration statement, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

     Upon the exercise of the redeemable warrants and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers Regulation, Inc., and the rules and regulations of the Securities and Exchange Commission, we have agreed to pay the representative, Westport Resources Investment, a commission equal to five percent of the exercise price of the redeemable warrants. However, no compensation will be paid to the representative in connection with the exercise of the redeemable warrants if:
(a) the market price of the underlying shares of common stock is lower than the exercise price, (b) the redeemable warrants are exercised in an unsolicited transaction, or (c) the redeemable warrants are held in any discretionary accounts. In addition, unless granted an exemption by the Securities and Exchange Commission from Regulation M promulgated under the Securities Exchange Act of 1934, the representative will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to our securities for a period of one or five days before the solicitation of the exercise of any redeemable warrant or before the exercise of any redeemable warrant based upon a prior solicitation, until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the representative or any other soliciting broker-dealers may have to receive a fee for the exercise of the redeemable warrants following such solicitation.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 2001, on an actual basis and as adjusted to reflect the exercise of
(i) the Warrants, (ii) the Representative's Warrant, and (iii) the Warrants included in the Representative's Warrants and the application of the estimated net proceeds therefrom. The capitalization information set forth in the following table is qualified by the more detailed Financial Statements and Notes thereto included elsewhere in this Prospectus and should be read in conjunction with such Financial Statements and Notes thereto.

                                                                              DECEMBER 31, 2001
                                                                         ---------------------------
                                                                            ACTUAL      AS ADJUSTED
                                                                         ------------  -------------
Current portion of long-term debt, including capital lease               $   187,000   $    187,000
                                                                         ------------  -------------

Long-term debt, including capital lease, net of current portion              168,000        168,000
                                                                         ------------  -------------

Stockholders' equity:
  Preferred stock, $0.10 par value; 5,000,000 shares authorized;
    no shares issued and outstanding
  Common stock, $0.10 par value; 20,000,000 shares authorized;
    6,159,076 shares issued and outstanding, actual; 7,509,076 shares
    issued and outstanding as adjusted;                                      611,000        746,000

Additional paid-in capital                                                12,473,000     25,002,000

Accumulated deficit                                                       (7,193,000)    (7,193,000)

Notes receivable from employees                                             (162,000)      (162,000)
                                                                         ------------  -------------

    Total stockholders' equity                                             5,729,000     18,393,000
                                                                         ------------  -------------

       Total capitalization                                              $ 6,084,000   $ 18,748,000
                                                                         ============  =============

                             SELECTED FINANCIAL DATA

     The following selected financial data for the fiscal years ended June 30, 2000 and June 30, 2001 has been derived from our audited historical financial statements, which are included in this Prospectus. The financial data for the six month periods ended December 31, 2000 and 2001 are derived from unaudited financial statements, which are included in this Prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended December 31, 2001 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 2002. This data should be read in conjunction with the Financial Statements and Notes thereto and the other financial information included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                    SIX MONTHS ENDED
                                                       YEAR ENDED JUNE 30,            DECEMBER 31,
                                                       2000          2001          2000          2001
                                                   ------------  ------------  ------------  -------------
STATEMENT OF OPERATIONS DATA:
Product and contract research revenues             $ 3,608,000   $ 4,368,000   $ 1,856,000   $  2,937,000
Equipment revenues (1)                                 365,000             -             -              -
                                                   ------------  ------------  ------------  -------------
Total revenues                                       3,973,000     4,368,000     1,856,000      2,937,000
                                                   ------------  ------------  ------------  -------------
Cost of product and contract research
  revenues                                           2,749,000     4,247,000     1,723,000      1,974,000
Cost of equipment revenues                             396,000             -             -              -
Research and development                             1,345,000     1,500,000       816,000        549,000
Selling, general and administrative                  2,188,000     2,319,000     1,126,000      1,003,000
                                                   ------------  ------------  ------------  -------------
Total costs and expenses                             6,678,000     8,066,000     3,665,000      3,526,000
                                                   ------------  ------------  ------------  -------------
Loss from operations                                (2,705,000)   (3,698,000)   (1,809,000)      (589,000)
Other income, net                                      217,000       118,000        92,000              -
                                                   ------------  ------------  ------------  -------------
Net loss                                           $(2,488,000)  $(3,580,000)  $(1,717,000)  $   (589,000)
                                                   ============  ============  ============  =============
Net loss per share:
  Basic                                            $     (0.46)  $     (0.62)  $     (0.30)  $      (0.10)
  Diluted                                                (0.46)        (0.62)        (0.30)         (0.10)
Weighted average common shares outstanding
  used for earnings per share:
  Basic                                              5,368,557     5,817,212     5,789,935      5,971,948
  Diluted                                            5,368,557     5,817,212     5,789,935      5,971,948

                                                                                    DECEMBER 31, 2001
                                                                               ---------------------------
                                                                                  ACTUAL     AS ADJUSTED
                                                                               ------------  -------------
BALANCE SHEET DATA:
Cash and cash equivalents (including $167,000
  restricted cash)                                                             $ 2,369,000   $ 15,033,000
Current assets                                                                   4,000,000     16,664,000
Total assets                                                                     7,837,000     20,501,000
Current portion of long term debt, including capital lease                         187,000        187,000
Long term debt, including capital lease, net of current portion                    168,000        168,000
Stockholders' equity                                                             5,729,000     18,393,000

---------------
(1) Represents non-recurring revenue from a contract to build one piece of customized manufacturing equipment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended June 30, 2001 vs. June 30, 2000."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Comparison for the six months ended December 31, 2001 and 2000

     Revenues. Total revenues for the six months ended December 31, 2001 were $2,937,000 as compared to $1,856,000 for the comparable prior year period, an increase of $1,081,000 or 58%. The increase is attributable primarily to revenue recognized from the new I-Plant(TM) seed which the Company began shipping in the first half of fiscal 2001. I-Plant(TM) prostate seed sales for the six months ended December 31, 2001 were approximately $1,189,000 as compared to $133,000 for the comparable prior year period. Over the six month period ended December 31, 2001, the I-Plant(TM) prostate seed sales have grown at a compounded average rate of 17% per month. Although management believes the prostate seed business will maintain a trend of strong growth, management believes that a 17% monthly growth rate will decline as the product matures.
The Company's revenues from the I-Plant(TM) prostate seeds increased primarily because of an increase in the number of customers and an increase in the volume of the I-Plant(TM) prostate seeds shipped. Revenues from medical coatings for the six months ended December 31, 2001 were $995,000 as compared to $888,000 for the comparable prior year period, an increase of $107,000 or 12%. The increase in revenues from medical coatings is primarily a result of the addition of two new customers. Revenues from semiconductors for the six months ended December 31, 2001 were $443,000 as compared to $267,000 for the comparable prior year period, an increase of $176,000 or 66%. The increase in the semiconductor business is a result of the addition of new customers who require outsourced ion implantation services for research and development activities. These gains were offset by a 21% decrease in government contract and grant revenue. Less than 5% of all revenues were derived from foreign sources.

     The Company's two major customers, the Howmedica/Osteonics Division of Stryker Corporation and Biomet, Incorporated, combined, accounted for 27% and 39% of revenue for the six months ended December 31, 2001 and 2000, respectively. The Company's sales to these customers as a percentage of total sales decreased as a result of the increasing sales volume of I-Plant(TM) prostate seeds. MED-TEC, the Company's exclusive distributor of prostate seeds, accounted for 40% and 7% of revenues for the six months ended December 31, 2001 and 2000, respectively. The Company's government contract and grant revenue accounted for 11% and 21% of revenue for the six months ended December 31, 2001 and 2000, respectively. The Company's grant revenues, principally Small Business Innovative Research programs, fluctuate due to: (a) the desire of the Company to obtain external funding for its research and development efforts; (b) the availability of government funding; and (c) the time required to obtain approval of a grant application. The Company has been successful in obtaining SBIR grants in fiscal 2000 and 2001. The Company expects to continue to seek continuation or replacement of its existing SBIR grants during fiscal 2002 and beyond.

     Cost of Product and Contract Research Revenues. Cost of product and contract research revenues for the six months ended December 31, 2001 were $1,974,000 as compared to $1,723,000 for the comparable prior year period, an increase of $251,000 or 15%. The increases in cost of product sales are due to:
(a) overall increase in sales volume; and (b) additional costs related to the introduction of the radioactive prostate seed, principally personnel costs and depreciation expense related to new equipment. As a percentage of revenues, the cost of product and contract research revenues decreased to 67% for the six months ended December 31, 2001 as compared to 93% for the comparable prior year period. This decrease in cost as a percentage of revenues is primarily attributable to the increased volume of sales of the I-Plant(TM) radioactive prostate seed. The cost of I-Plant(TM) radioactive prostate seed has a high fixed cost component and as the volume of sales of the prostate seed increases management anticipates continued improvements in gross margins as a percentage of revenues. During fiscal 2001 and 2000, the Company utilized SBIR grants as a significant source of funding for its research and development efforts. The Company will continue to use SBIR grants as a source of funding for its research and development efforts in fiscal 2002. The Company's obligation with respect to these grants is to perform the research on a best-efforts basis. Periodically, the Company may continue its research and development efforts related to these projects at its own expense. The Company has classified such costs as cost of product and contract research revenues to permit comparability between periods. This cost is considered company-funded research and development.

     Research and Development. Research and development expense for the six months ended December 31, 2001 was $549,000 as compared to $816,000 for the comparable prior year period, a decrease of $267,000 or 33%. This decrease is primarily a result of the completion of development costs associated with the I-Plant(TM) seed in connection with the commercial product introduction in fiscal 2001. The Company anticipates increases in future expenditures resulting from new product development plans.

     Selling, General and Administrative. Selling, general and administrative expenses for the six months ended December 31, 2001 were $1,003,000 as compared to $1,126,000 for the comparable prior year period, a decrease of $123,000 or 11%. The decrease is primarily a result of the Company's continued cost containment efforts that were undertaken in the second half of fiscal 2001. Cost containment measures included, but were not limited to, the elimination of discretionary spending not essential to achieving critical business objectives, replacement of certain members of senior staff and management with consultants experienced in a manufacturing environment focused on operational efficiencies, reduction of legal expenses associated with patent application preparation, cancellation of the Company's public relations firm's contract, and a reduction of purchases of spare parts inventory.

     Other Income, Net. For the six month period ended December 31, 2001 the Company recorded no other income, net as compared to other income, net of $92,000. The decrease is primarily a result of a lower available cash balance upon which to generate interest income.

     Net Loss. Net loss for the six month period ended December 31, 2001 was $589,000 as compared to $1,717,000 for the comparable prior year period, a decrease in net loss of $1,128,000 or 66%. This reduction is attributable, in part, by the marked increase in total revenues, especially the growth in the sale of the I-Plant(TM) prostate seed, and the maintenance of stable operating expenses pursuant to the Company's cost containment measures. The Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the six months ended December 31, 2001 were a negative $207,000 as compared to a negative $1,503,000 for the comparable prior year period, an improvement in EBITDA of $1,296,000 or 86%. The Company calculated EBITDA by adding depreciation and amortization of $382,000 and $306,000 to the loss from operations of $589,000 and $1,809,000 for the six month period ended December 31, 2001 and 2000, respectively. EBITDA is not comparable to earnings determined in accordance with generally accepted accounting principles. Accordingly, EBITDA as determined by the Company may not be comparable to similarly titled measures reported by other companies. We believe that this computation is useful in analyzing operating performance, but should be used only in conjunction with results reported in accordance with generally accepted accounting principles. This improvement in EBITDA primarily reflects the positive impact of the increasing sales volume of the I-Plant(TM) prostate seed compared to the Company's manufacturing fixed cost structure. The basic and diluted net loss per share for the six months ended December 31, 2001 was $0.10 per share as compared to $0.30 per share for the comparable prior year period, a decrease of $0.20 or 67%.

Year Ended June 30, 2001 vs. June 30, 2000

     Revenues. Total revenues for the year ended June 30, 2001 were $4,368,000 as compared to $3,973,000 for the comparable prior year period, an increase of $395,000 or 10%. We realized $365,000 in revenues in the prior year period on the sale of a customized piece of equipment, which we manufactured for a customer. This customized piece of equipment does not represent one of our core products and we do not actively seek to manufacture for sale such customized equipment. Net of the effect of this prior year equipment sale, our core product and contract research sales increased to $4,368,000 for the year ended June 30, 2001 from $3,608,000 for the comparable prior year period, an increase of $760,000 or 21%. The increase is attributable primarily to revenue recognized from the new I-Plant(TM) seed which the company began shipping in the first half of fiscal 2001. I-Plant(TM) prostate seed sales for the year ended June 30, 2001 were approximately $714,000. Over the nine (9) month period ended June 30, 2001, the I-Plant(TM) prostate seed sales have grown at a compounded average rate of 29% per month. Although management believes the prostate seed business will maintain a trend of strong growth, it is unlikely that a 29% monthly growth rate will be achieved as the product matures. In addition to the marked increase and growth in I-Plant(TM) seed sales since commercial introduction, we have also recognized an approximate 7% increase in medical coating revenues, realized primarily from two new customers, and a 47% increase in our semiconductors business. The 47% increase in the semiconductor business is a result of the addition of new customers who require outsourced ion implantation services for research and development activities. These gains were offset by a 31% decrease in government contract and grant revenue. The number of government grants decreased because we completed grants in fiscal 2000 or in the beginning of fiscal 2001. Additionally, either we did not receive new grants to replace the completed ones or we are still awaiting for approval on our grant proposals.

     Our two major customers, the Howmedica/Osteonics Division of Stryker Corporation and Biomet, Incorporated, combined accounted for 34% of revenue in the year ended June 30, 2001 and 44%, for the comparable prior year period. Our sales to these customers decreased solely due to reduced purchase orders. MED-TEC, our exclusive distributor of prostate seeds, accounted for 16% of revenues for the year ended June 30, 2001. Our government contract and grant revenue accounted for 17% and 27% of revenue for the years ended June 30, 2001 and 2000, respectively. Our grant revenues, principally Small Business Innovative Research programs, fluctuate due to: (a) our desire to obtain external funding for our research and development efforts; (b) the availability of government funding; and (c) the time required to obtain approval of a grant application. We have been successful in obtaining Small Business Innovative Research grants in fiscal 2001 and 2000. We expect to continue to seek continuation or replacement of its existing Small Business Innovative Research grants in fiscal 2002.

     Cost of Product and Contract Research Revenues. Cost of product and contract research revenues for the year ended June 30, 2001 was $4,247,000 as compared to $2,749,000 for the comparable prior year period, an increase of $1,498,000 or 54%. As a percentage of revenues, the cost of product and contract research revenues increased to 97% for the year ended June 30, 2001 as compared to 69% for the comparable prior year period. This increase in cost is primarily attributable to the increase in cost of product sales due to: (a) overall increase in sales volume; (b) additional costs related to the introduction of the radioactive prostate seed, principally personnel costs and depreciation expense related to new equipment; and (c) costs incurred by us in connection with its research grants. During fiscal 2001 and 2000, we utilized Small Business Innovative Research grants as a significant source of funding for our research and development efforts. Our obligation with respect to these grants is to perform the research on a best-efforts basis. Periodically, we may continue our research and development efforts related to these projects at our own expense. During fiscal 2001 and 2000, we incurred approximately $728,000 and $170,000, respectively, in excess of amounts received under the terms of the Small Business Innovative Research grants. We have classified such costs as cost of product and contract research revenues to permit comparability between periods. This cost is considered company-funded research and development.

     Research and Development. Research and development expense for the year ended June 30, 2001 was $1,500,000 as compared to $1,345,000 for the comparable prior year period, an increase of $155,000 or 12%. This increase is primarily a result of the significant costs incurred in the first half of fiscal 2001 in connection with the I-Plant(TM) seed development. The costs associated with the development of the I-Plant(TM) seed have ceased as a result of the commercialization of the I-Plant(TM) seed.

     Selling, General and Administrative. Selling, general and administrative expenses for the year ended June 30, 2001 were $2,319,000 as compared to $2,188,000 for the comparable prior year period, an increase of $131,000 or 6%. Included in selling, general and administrative costs, was approximately $320,000 related to stock based compensation. Of the $320,000, $259,000 of these costs reflect non-cash charges that were not included in the prior year's costs and relate to a separation agreement with a former officer (See Note 12). Accordingly, selling, general and administrative costs, net of the charges for stock based compensation, decreased to $1,999,000 for the year ended June 30, 2001, a decrease of $189,000 or 9% as compared to the comparable prior year period. This decrease reflects our cost containment measures implemented during the second half of fiscal 2001. Cost containment measures included, but were not limited to, the elimination of discretionary spending not essential to achieving critical business objectives, replacement of certain members of senior staff and management with consultants experienced in a manufacturing environment focused on operational efficiencies, reduction of legal expenses associated with patent application preparation, cancellation of the Company's public relations firm's contract, and a reduction of purchases of spare parts inventory.

     Other Income and Expenses, Net. Other income, net for the year ended June 30, 2001 was $118,000 as compared to $217,000 for the comparable prior year period, a decrease of $99,000 or 46%. The decrease is primarily a result of a $133,000 decrease in interest income on available cash balances offset by a $31,000 decrease in interest payments on outstanding debt.

     Net Loss. Net loss for the year ended June 30, 2001 was $3,580,000 as compared to $2,488,000 for the comparable prior year period, an increase of $1,092,000 or 44%. This increase is attributable, in part, to the costs associated with the production start-up associated with the commercialization of the I-Plant(TM) seed, noncash charges for stock based compensation, and research associated with the development of the I-Plant(TM) seed. The basic and diluted net loss per share for the year ended June 30, 2001 was $.62 per share as compared to $.46 per share for the comparable prior year period, an increase of $.16 or 35%.

LIQUIDITY AND CAPITAL RESOURCES

     During fiscal 2000 and 2001, we incurred significant operating losses and utilized significant amounts of cash to fund operations. Research and development on the radioactive prostate seed commenced in approximately June 1988. We received Food and Drug Administration 510(k) clearance to market its I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer in May 1999. On February 2, 2000 we signed a distribution agreement with MED-TEC for the exclusive United States distribution of our I-Plant(TM) Iodine-125 seed. From approximately May 1999 through August 2000, we expended resources in the building of a production facility to manufacture and sell the radioactive prostate seeds. We recognized its first sales of radioactive prostate seeds in the first half of fiscal 2001. Our transition from research and development on the radioactive prostate seeds to Food and Drug Administration approval and commercialization of this product represents a critical stage in our growth whereby we are transforming from a provider of ion implantation services for semiconductor and orthopedic applications to a manufacturer and seller of product in the form of radioactive prostate seeds.

     The completion of our research and development on the radioactive prostate seeds resulted in the discontinuance of research and development expenditures for the current radioactive prostate seed product being marketed and sold. The building and commissioning of the operating facility to manufacture the radioactive prostate seeds will result in ongoing operating expenditures to operate and maintain the facility to meet current production needs. However, management believes that expenditures for capital equipment purchases associated with the manufacture of the radioactive prostate seeds will not be required to meet the demand for product in the foreseeable future. Management believes that the cost structure of our radioactive prostate seed is driven by significant fixed costs, of which capital resources have already been expended prior to initial production, therefore our gross margins as they relate to the sale of radioactive prostate seeds should improve with the increasing volume of radioactive prostate seeds.

     During the second half of fiscal 2001, we implemented a number of programs to reduce its consumption of cash, including operating expense reductions. Our management has outlined a plan of appropriate action steps to attempt to ensure that we have adequate sources of cash to meet its working capital needs and research and development activities for at least the next twelve months. In May 2001, our management received approval from the board of directors to implement this action plan. The key elements of the plan are as follows:

      - Further operating expense reductions to eliminate certain expenditures that are not essential to achieving critical business objectives at this time (e.g., discretionary spending, further development efforts);

      - Pursuit of strategic financing alternatives including additional financing through the form of a $500,000 working capital line of credit with a related party;

      - Replaced certain members of senior management with consultants experienced in a manufacturing environment focused on operational efficiencies. These consultants also come at a much reduced cost that will save us approximately $150,000 in salary and benefits;

      -     Introduced its new radioactive prostate seed product; and

      - Discontinued nonessential research and development efforts, other than grants and contracts, that will reduce significantly the costs incurred during fiscal 2001.

     In addition to the key elements of the Company's plan, MED-TEC executed a contract in August 2001 with a hospital in the Southeast United States, which requires our use as its sole provider of Iodine-125 prostate seeds. This could increase our planned prostate seed sales for fiscal 2002. The agreement terminates on August 14, 2003 and may be extended at the option of the hospital for one or more additional terms of two years.

     As a result of implementing the above actions, management believes that its existing cash resources and cash from operations will meet working capital and research and development requirements over the next twelve months and improve operating results. However, unanticipated decreases in operating revenues, delays in government funding of grants, increases in expenses or further delays in product development may adversely impact our cash position and require further cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis.

     As of December 31, 2001, the Company had approximately $2,369,000 in cash in the form of cash and short-term investments. Included in cash is $167,000 of restricted cash required to partially collateralize the Company's Equipment Term Loan, as discussed below.

     During the six months ended December 31, 2001, operating activities used cash of approximately $375,000. Net cash used by operating activities primarily reflects the $589,000 net loss, a $35,000 increase in accounts receivable and a $373,000 increase in inventory; offset by a $242,000 increase in accounts payable and depreciation and amortization of $382,000. During the six months ended December 31, 2001, investing activities used cash of approximately $528,000, which was attributable to the purchases of property and equipment. During the six months ended December 31, 2001, financing activities provided approximately $2,040,000 in cash. Net cash provided by financing activities primarily includes proceeds from the exercise of stock options in the approximate amount of $129,000; the exercise of warrants in the approximate amount of $469,000, net of cash receivable on the exercise of warrants of $131,000; the sale of treasury stock in the amount of $253,000; and the issuance of $1,500,000 of common stock through a private placement, net of $130,000 of transaction costs. The proceeds from the issuance of equity were offset by payments on the Company's equipment term loan.

     The Company had a Revolving Credit Facility ("Credit Facility") and has an Equipment Term Loan ("Term Loan") pursuant to a Loan Agreement with its bank. The Revolving Credit Facility is unsecured and the Equipment Term Loan is cross-collateralized and cross-defaulted. The Loan Agreement has a first lien on substantially all of the Company's assets.

     On September 30, 2000, the Company's Credit Facility expired. The Company chose not to renew the Credit Facility and is the Company has no further borrowing rights or availability. Additionally, the Company has no borrowings outstanding with respect to the expired Credit Facility as of December 31, 2001.

     The Company's Term Loan provided a facility of $1,500,000, of which it had utilized $750,000. Interest is payable monthly at 1% above the bank's base rate commencing February 1998. As of December 31, 2001, the balance outstanding was $323,000 and no further borrowings are permitted on the Term Loan.

     The Company's Loan Agreement requires compliance with two financial covenants including minimum levels of net worth and net loss limits. At June 30, 2001, the Company's net loss covenant was greater than the required amount. On September 28, 2001, the Company and Stephen N. Bunker, a director and officer of the Company, (collectively, the "Pledgors") fully collateralized the Term Loan with $167,000 and $200,000 of cash (the "Collateral"), respectively, and executed pledge agreements with respect to the collateral. The Pledgors deposited the Collateral with the Company's bank. The Collateral must remain with the Company's bank in an amount that is sufficient to collateralize only the balance outstanding on the Term Loan at any point in time until such Term Loan is paid in full. The pledge agreement allows the Company's bank to use the Collateral to fulfill the obligations of the Term Loan in the event of a default by the Company in payment of the principal or interest of the Term Loan. The Company's bank has waived its rights under the Loan Agreement with respect to this financial covenant at June 30, 2001 through and including June 30, 2002.

     On October 10, 2001, the Company entered into a $500,000 Line of Credit Facility ("Line of Credit") with CardioTech International Inc. ("CardioTech"), a related party. The Line of Credit provides for funding at the discretion of the Company, is subject to a security agreement providing a second lien on substantially all of the Company's assets, and provides for a $15,000 commitment fee payable on the earlier of the date the Company first draws down on the Line of Credit or April 15, 2002. The Line of Credit bears interest at the prime rate (5.5% as of October 10, 2001) plus 2% and expires October 12, 2002. All amounts borrowed under the Line of Credit are due on October 12, 2002. For the period from October 10, 2001 through December 31, 2001 there were no amounts drawn on this Line of Credit. As of December 31, 2001, there were no borrowings outstanding.

     The Company received $1,500,000 in a private placement with an investor and issued 145,349 Units, each consisting of one share of its common stock and one redeemable common stock purchase warrant. Two warrants are redeemable for one share of its common stock at an exercise price of $12.90 per share. Total consideration received was $1,500,000, which reflected a discount of 20% from the market price. This discount reflects the best terms available to the Company in the private placement market during its second fiscal quarter of 2001.

     In connection with the transaction, the Company issued additional warrants to the investor's general counsel to purchase 10,000 shares at an exercise price of $12.90 per share and a document preparation fee of $5,000. The Company also engaged a placement agent who received warrants to purchase 12,000 shares of the Company's common stock at an exercise price of $12.90 per share and a placement fee of $105,000. All warrants pursuant to this transaction are exercisable at any time prior to December 12, 2006. Mr. Pasquale Ruggieri, a member of the Company's Board of Directors, also serves as an investment banker for the placement agent in connection with this transaction.

     The Company has recorded the proceeds from the private placement, net of the discount of $300,000 and offering costs of $130,000 paid in cash and warrants having a fair value of $55,000, as a capital contribution.

     Between December 18, 2001 and January 3, 2002, warrants to purchase 70,900 shares of the Company's common stock were exercised at an exercise price of $9.00 per share. Although warrant exercises such as this were registered in connection with the Company's initial public offering, the Company's prospectus had not been updated to include developments in the Company's business since the initial public offering. To the extent that purchasers of these shares were damaged, the Company could be exposed to liability, including, possibly, liability for rescission of their purchases.

     As of December 31, 2001, warrants representing 52,100 shares of the Company's common stock were exercised at $9.00 per share. As of December 31, 2001, the Company received gross proceeds of approximately $338,000 and was owed $131,000 of cash pursuant to the exercise of these warrants from its transfer agent. Until the prospectus is declared effective, the Company has recognized a liability of $338,000 as amounts due to shareholders and segregated the related proceeds to reflect the potential amount necessary to rescind the exercise of the warrants. During the period in which the warrants were exercised, the Company's stock price ranged from $11.00 to $14.07 per share; however, at this date the Company is unable to determine whether or at what price each of the purchasers may have disposed of the shares they acquired by exercising the warrants and if any of the purchasers were damaged.

     In addition, the Securities and Exchange Commission may have the authority to impose a variety of remedies, including, possibly, fines. The Company is in the process of evaluating the impact of the aforementioned exercise, but does not believe that its liability, if any, to such purchasers would be material to its financial condition or results of operations.

     During the year ended June 30, 2001, operating activities used cash of approximately $2,801,000. Net cash used by operating activities primarily reflects the $3,580,000 net loss, a $248,000 increase in inventories, a $290,000 decrease in accounts payable, and a $55,000 decrease in accrued expenses. These uses of cash were offset by $280,000 provided by an increase in accounts receivable and depreciation and amortization of $653,000.

     During the year ended June 30, 2001, investing activities used cash of approximately $1,023,000. Net cash used by investing activities included $977,000 in purchases of property and equipment.

     During the year ended June 30, 2001, financing activities provided approximately $218,000 in cash. Net cash provided by financing activities primarily includes proceeds from the exercise of stock options offset by payments on our equipment term loan. Additionally, in May 2001, we repurchased 23,000 shares of our common stock from a former officer at a cost of $207,000, the fair market value of the common stock on the date of the transaction.

     The Company will require substantial funds for further research and development, future pre-clinical and clinical trials, regulatory approvals, continued expansion of commercial-scale manufacturing capabilities, and the marketing of its products. The Company's capital requirements depend on numerous factors, including but not limited to, the progress of its research and development programs; the progress of pre-clinical and clinical testing; the time and costs involved in obtaining regulatory approvals; the cost of filing, prosecuting, defending and enforcing any intellectual property rights; competing technological and market developments; changes in the Company's development of commercialization activities and arrangements; and the purchase of additional facilities and capital equipment.

     The Company estimates such amounts combined with its cash flow from operations and borrowing arrangements, as provided by CardioTech in the form of the Line of Credit previously discussed, will be sufficient to fund its working capital and research and development activities in the next twelve months. Future expenditures for product development, especially relating to outside testing and clinical trials, are discretionary and, accordingly, can be adjusted, as can certain selling, general and administrative expenses, based on the availability of cash.

                                  OUR BUSINESS

     In addition to historical information, this Post-Effective Amendment No. 4 to the Registration Statement on Form SB-2/A contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project," "estimate," "forecast," and similar expressions, among others, identify forward looking statements. The forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those
reflected in such forward-looking statements.   Factors that might cause such a
difference include, but are not limited to, those discussed in the sections entitled "Business", "Risk Factors", and "Managements Discussion and Analysis of Financial Condition and Results of Operations." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date thereof. The Company undertakes no obligation to revise or publicly release the results of any revision of these forward-looking statements. Readers should carefully review the risk factors described in the Registration Statement and in other documents that the Company files from time to time with the Securities and Exchange Commission.

     Implant Sciences Corporation (the "Company"), incorporated in August 1984 has, over the past seventeen years, developed core technologies using ion implantation and thin film coatings for medical device applications and has proprietary processes and equipment for the manufacture of medical radiation therapeutic devices. This technology has been applied to the manufacture of radioactive prostate seeds using a dry fabrication process which we believe will be more cost-effective and less hazardous than conventional processes which use radioactive wet chemistry. Our I-Plant seeds are made radioactive in a nuclear reactor prior to shipment to customers. We believe that the opportunities for radioactive prostate seeds will continue to grow as an attractive alternative to other methods of treatment. Research and development on the radioactive prostate seed commenced in approximately June 1988. We received Food and Drug Administration 510(k) clearance to market our I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer in May 1999. On February 2, 2000 we signed a distribution agreement with MED-TEC for the exclusive United States distribution of our I-Plant(TM) Iodine-125 seed. From approximately May 1999 August 2000, we expended resources in the building of a production facility to manufacture and sell the radioactive prostate seeds. We recognized our first sales of radioactive prostate seeds in the first half of fiscal 2001. The transition from research and development on the radioactive prostate seeds to Food and Drug Administration approval and commercialization of this product represents a critical stage in our growth from a provider of ion implantation services for semiconductor and orthopedic applications to a manufacturer and seller of product in the form of radioactive prostate seeds.

     In the interventional cardiology field, we are developing internally, as well as with the support of Phase I and Phase II government grants, coronary brachytherapy devices for the prevention of restenosis (reclosure of the artery) after balloon angioplasty. We believe these implants, radioactive seeds used for the treatment of prostate cancer and coronary brachytherapy devices used for the prevention of restenosis (reclosure of the artery) after balloon angioplasty, will have a significant competitive advantage over currently existing devices.

     We are currently developing our proprietary thin film coating technology in order to apply it to radiopaque (visible by x-ray) coatings on stents, guidewires, catheters and other devices used in interventional cardiology procedures. In addition, we are applying our ion implantation technologies to modify surfaces to reduce polyethylene wear generation in orthopedic joint implants, manufactured by the Howmedica/Osteonics Division of Stryker Corporation and Biomet Incorporated. We also supply ion implantation services to numerous semiconductor manufacturers, research laboratories and universities. We currently have seventeen issued United States patents and seven United States patents pending covering our technologies and processes. We also have two international patent applications pending.

     Since May 1999, we have been performing research to develop a trace explosives detector, which could be used to detect hidden bombs in airports and other public places. This technology is yet another application of our ion source technology. In November 2001, a portable prototype was developed and demonstrated to the Federal Aviation Administration's Technical Center in Atlantic City, New Jersey. Following this demonstration, the Federal Aviation Administration scientists encouraged us to pursue the technology and to apply for a cooperative research and development agreement. A cooperative research and development agreement would allow the Federal Aviation Administration to divulge to us certain classified aspects of explosives detection and to convey the specifications of equipment that the Federal Aviation Administration would consider for purchase if available. We submitted a memorandum of understanding to the Federal Aviation Administration on January 24, 2002, which allows us to move forward with the proposal for a joint research and development arrangement.

     Although there are a wide range of commercial applications for our proprietary technologies, we have chosen to focus initially on the medical device industry. Within the medical device industry, we are concentrating on the prostate cancer, interventional cardiology and orthopedic segments. We are also performing research and development on technology that can be used in the explosives detection industry and have developed a working prototype. Management believes that such technology, if successfully developed and commercialized, could provide us with additional business opportunities for growth.

TECHNOLOGIES

     General. We use two core technologies, ion implantation and thin film coatings, to provide enhanced surfaces to various medical implants and semiconductor products. With respect to each core technology, we have developed proprietary processes and equipment for the purpose of improving or altering the surfaces of medical implants and semiconductor wafers.

     Ion implantation and thin film coatings are techniques first developed in the 1970's to improve the functional surface properties of metals, ceramics and polymers, such as friction, wear, wetability and hardness. Ion implantation was initially developed as a means to dope semiconductors in the fabrication of integrated circuits. The accuracy, cleanliness and controllability of this process has made it the standard for semiconductor manufacturing. Ion implantation is generally preferred over other surface modification methods because it does not delaminate, does not require high temperatures and does not deform or alter the dimensions of the treated surface.

     Thin film coatings were initially developed to interconnect transistors on semiconductor chips. Thin films modify surfaces by layering a desired metal or ceramic coating on the substrate material. Common thin film coating techniques include chemical vapor deposition and physical vapor deposition.

     Ion Implantation. Ion implantation is a process by which ions (electrically charged atoms) are accelerated to high velocity in a vacuum and directed toward a substrate or target material. The atoms become embedded just below the surface of the material producing an alloy composed of the atoms and the substrate material in the near-surface region of the target material. This surface alloy may have new mechanical, electrical, chemical, optical and other properties. We believe our proprietary technology, including high current ion sources and specialized component holding fixtures, provides higher ion implant doses and higher beam power and yields superior surface characteristics at lower cost than commercially available equipment.

     Ion implantation can be used to embed single isotopes of radioactive or non-radioactive elements into components. We are using our proprietary equipment to manufacture radioactive seed implants for the treatment of prostate cancer and other carcinomas which can be manufactured without expensive cyclotrons or linear accelerators and without hazardous radioactive wet chemistry, the methods currently employed by existing suppliers. We have seventeen United States patents issued and seven United States patents pending on our processes. We also believe we can cost-effectively implant ions of therapeutic radioisotopes including phosphorous-32, palladium-103 or ytterbium-90 into a device such as a coronary stent used to reduce restenosis following balloon angioplasty.

     Thin Film Coating. A thin film coating is grown upon a substrate in a vacuum by the gradual deposition of atoms on the substrate. Our proprietary unbalanced magnetron sputtering process results in coatings that are extremely dense and free of voids, yielding good contrast and sharp edges under x-ray or fluoroscopic examination. These coatings usually consist of gold or platinum for radiopaque applications. Our proprietary manufacturing process allows for efficient utilization of precious metals and for cost effective recovery and recycling of these precious metals. We are also developing processes to coat stents, guidewires and catheters used in interventional cardiology procedures with substances, usually gold or platinum, that allow those stents, guidewires and catheters to be visible under x-ray observation during a procedure. We believe other techniques for applying thin film coatings are less desirable for medical device applications because of their inability to apply a dense coating, while continuing to be flexible and adhering to the substrate.

     Trace Explosives Detection. We have developed a prototype instrument which can detect the vapor from trace amounts of explosive compounds including plastic explosives such as RDX, the compound commonly found in C4 explosives. The system works by ionizing explosive molecules in air using a laser beam and then detecting the ionized molecules of the explosive using ion mobility spectrometry. The prototype instrument has successfully detected molecules of five different types of explosives at the parts per trillion concentrations in air. We believe this technology will provide commercial systems with improved sensitivity and capabilities than equipment presently available.

CURRENT  AND  FUTURE  PRODUCTS

Prostate  Cancer  Seeds

     General. The alternatives generally presented to patients diagnosed with early stage prostate cancer are surgical removal of the prostate (radical prostatectomy) or external beam radiation. Both techniques frequently have significant side effects including impotence and incontinence. Brachytherapy has been an increasingly popular treatment technique whereby radioactive seeds (each of which is approximately half the size of a grain of rice) are permanently implanted into the prostate. This technique allows the delivery of highly concentrated yet confined doses of radiation directly to the prostate. Surrounding healthy tissues and organs are spared significant radiation exposure. Advances in transrectal ultrasound and catscan imaging equipment provide detailed and precise measurements of prostate size and shape, for seed distribution and placement.

     Prostate Seeds. We have developed, and been granted two United States patents covering radioactive seeds, implants and methods of manufacturing radioactive seed implants by a proprietary process. We have received Food and Drug Administration 510(k) clearance to market our I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer. These seeds are used primarily in the treatment of prostate cancer. Our 510(k) clearance permits treatment of any localized tumors treatable by temporary or permanent brachytherapy. Accordingly, we believe there is no liability for off-label use. A twelve-year study conducted by the Northwest Hospital, Seattle, Washington shows that this treatment has a twelve-year disease-free survival rate equal to surgical removal of the prostate and may be superior to other early stage treatments, with a substantial reduction in the negative side effects, impotence and incontinence, frequently associated with surgery and external beam radiation treatment. The National Cancer Institute and American Cancer Society have reported that sexual potency after implantation of radioactive seeds has been 86% to 92%, which compares with rates of 10% to 40% for radical prostectomies and 40% to 60% for external beam radiation therapy. Our production method, involving a proprietary dry fabrication process, does not use radioactive wet chemistry. On July 28, 1999 we received our Radioactive Sealed Source Registration Certificate, a Nuclear Regulatory Commission requirement administered by the Commonwealth of Massachusetts as a Nuclear Regulatory Commission Agreement State. On February 2, 2000 we signed a distribution agreement with MED-TEC for the exclusive United States distribution of our I-Plant(TM) Iodine-125 seed.

     Manufacturing. Management believes that the Company's manufacturing process results in lower capital equipment and manufacturing assembly costs and is less hazardous than the manufacturing processes used by our competitors. Other radioactive prostate seed manufacturers use radioactive wet chemistry during seed assembly for Iodine-125 products. Our dry process, for which we have patents issued and pending, uses a dry fabrication process, and we believe it requires fewer personnel and yields faster throughput. Following seed core assembly we send our seed cores to a nuclear reactor for activation. Using this dry fabrication process, seed cores can be fabricated and inventoried in large quantities and activated only when ordered. Due to the short half-life of Iodine-125 (60 days), the competition must assemble and ship seeds on a tight schedule so they can be implanted into the patient at the appropriate radioactive strength. We maintain multiple source vendors for our raw materials supplies in the construction of our radioactive prostate seeds including Trace Sciences International, Isoflex USA, Inc., Specialty Glass Products, United Silica Products, Uniform Tube Corporation, and Fraen Machining Corporation. In addition, we maintain multiple nuclear reactor sources capable of activating the radioactive prostate seeds, including Studsvik Nuclear Corporation and NRG Petten.

     Sales. On February 2, 2000 we signed a distribution agreement with MED-TEC. Under this agreement, MED-TEC has agreed to act as our exclusive distributor for our Iodine-125 radioactive seed for the treatment of prostate cancer in the United States, the District of Columbia, and Puerto Rico. This agreement has a three year term and may be extended for a further two years by MED-TEC by giving us 120 days written notice. Under this agreement, MED-TEC is obligated to purchase a minimum number of seeds per week from us. The price paid by MED-TEC for our seeds will vary depending upon market conditions. Either party may terminate this agreement on 120 days written notice upon a material breach by the other party. The agreement may also be terminated by either party if it is deprived of the benefits of the agreement as a result of force majeure for a period of more than 120 days. MED-TEC's sales of prostate seeds accounted for 40% and 17% of revenues for the six months ended December 31, 2001 and for the year ended June 30, 2001.

Interventional  Cardiology  Devices

     General. In cooperation with certain device manufacturers and with the support of government research contracts and grants, we are in the process of developing a number of devices to be used in interventional cardiology procedures. Among these devices are temporary coronary brachytherapy systems and coronary stents that are used to reduce restenosis following balloon angioplasty and stents, guidewires and catheters containing radiopaque markers. Coronary stents are made of metals which are not radiopaque and in many cases must be coated with dense precious metals for increased visibility that is critical to their guiding, positioning, manipulation and placement.

Temporary  Coronary  Brachytherapy  Systems

     With the support of a government research grant, we have begun an initiative on a catheter-based brachytherapy system device for the prevention of restenosis, reclosure of the artery, following balloon angioplasty. The catheter is being designed to deliver localized radiation to the patient's artery, using Iodine-125, a soft gamma ray emitter mounted on the tip of a delivery catheter. Using our patented core technology for the I-PlantTM seed we are developing a proprietary process to produce radioactive sources of sufficient strength to be used in the vascular system. We expect that the use of this soft gamma ray isotope within the catheterization laboratory will allow the physician and staff to remain at the patients side during the treatment, which is currently not an option with other gamma ray emitters. We anticipate that this soft gamma ray should also make the procedure more acceptable to the interventional cardiologist, compared to other systems currently in clinical development.

     Radioactive Stents. In fiscal 1998, we were awarded a grant from the National Institutes of Health for the first phase of a possible two-phase program to further develop radioactive stents on a commercial basis. In September 1999 we were notified by the National Institutes of Health that we were awarded a $750,000 Phase two grant, based on our successful Phase I grant, to further develop our radioactive stents.

     Radiopaque Coatings. We have developed proprietary methods for applying radiopaque coatings onto a variety of medical devices manufactured by our customers in order to increase the visibility of such devices during interventional cardiology and other catheter-based procedures. These biocompatible coatings are deposited using a proprietary unbalanced magnetron sputtered coating process. The resulting coating is extremely dense and free of voids yielding good contrast and sharp edges under x-ray or fluoroscopic examination. We use this process to coat stents, guidewires and catheters. For a fractional increase in the manufacturing cost of a stent, the Company believes its coatings can provide significant added value and enhanced performance. The Company's thin film coatings are being evaluated by certain customers for stents, guidewires and catheters.

Orthopedic  Total  Joint  Replacements

     General. We provide surface engineering technology to manufacturers of orthopedic hip and knee total joint replacements. The majority of existing hip and knee joint replacements are made of a cobalt chromium femoral component that articulates against a polyethylene component. While offering excellent biocompatibility and superior wear resistance over prior alloys and designs and potentially longer average life than prior alloys, cobalt chromium devices still suffer from particle generation where the metal and polyethylene components articulate against each other. This particle generation has been identified as a primary cause of implant loosening due to osteolysis requiring repeat surgery.

     Orthopedics. We implant cobalt chromium components of total joint replacements manufactured by our customers with nitrogen ions. Nitrogen ion implantation of these components reduces polyethylene wear by modifying the native oxide present in cobalt chromium alloys. Laboratory tests and clinical studies have shown that nitrogen ion-implanted cobalt chromium components offer superior performance over untreated components, significantly reducing wear and slowing the incidence of osteolysis which ultimately leads to revision surgery.

     Manufacturing. We believe we now operate one of the highest beam-current ion implanters used in the medical field. This equipment has higher through-put and lower cost than equipment with a lower beam-current. For our new second generation orthopedic coating, this equipment can provide a ceramic coating with superior characteristics due to its patented "blended interface" process. We maintain multiple source vendors for our gas supplies, the primary raw material used in the ion implantation process in providing this service, including Trace Sciences International and Isoflex USA, Inc.

     Sales. We currently implant cobalt chromium components of total joint replacements made by our customers with nitrogen ions and are developing ceramic ion implantation techniques for total joint replacements. We receive untreated cobalt chromium total joint replacements from our customers and implant them at our facility. We then invoice and ship the implanted total joint replacements to our customers. We maintain two major customers, the Howmedica/Osteonics Division of Stryker Corporation and Biomet, Incorporated, combined, accounted for 34% of revenues in the year ended June 30, 2001 and 44%, for the comparable prior year period.

     Markets. Osteoarthritis is a natural result of the aging process and is the predominant cause of the need for joint replacement. We believe that longer life expectancy as well as the growth in the number of people over age 50 will cause the demand for total joint replacement to increase. According to the American Academy of Orthopedic Surgeons, the hip and knee total joint replacement market was estimated to be 1,100,000 units in 2000 in the United States. The Company treats approximately 50,000 units each year using its ion implantation process for the Howmedica/Osteonics Division of Stryker Corporation and Biomet, Incorporated. Our research has shown that our ceramic coatings can decrease wear debris generation by two-thirds, which we believe will reduce osteolysis and thereby reduce the need for revision surgery.

Semiconductor  Ion  Implantation

     We supply ion implantation services to numerous semiconductor manufacturers, research laboratories, and research universities. Ion implantation of electronic dopants into silicon, the process by which silicon is turned into a semiconductor, is an integral part of the integrated circuit fabrication process. While many of our customers have their own ion implantation equipment, they often use our services and specialized expertise for research and new product development because they do not want to interfere with production or because they are unable to perform the services themselves.

     To serve this market, we offer the ion implantation of over 60 of the 92 natural elements for our customers' research programs. We offer all of the necessary dopants for silicon as well as for new materials such as gallium arsenide, silicon carbide, indium phosphide and other advanced compound semiconductors. We also perform high dose ion-implantation of silicon and germanium to improve the crystallinity and to modify the semiconductor properties of these materials. We maintain multiple source vendors for our gas supplies, the primary raw material used in the ion implantation process in providing this service, including Trace Sciences International and Isoflex USA, Inc.

Trace  Explosives  Detection  Equipment.

     We are developing several explosive detection systems that could be used in airports, public and government buildings, and sporting event facilities. The systems use our proprietary technology, which includes the use of laser beams in combination with ion mobility spectrometry, to electronically detect minute quantities of explosive vapor molecules in the air.

     We are developing several versions of the systems to serve these markets. We are developing a table-top unit, which will be used to screen passengers and carry-on baggage in airports. We are also developing a portable system, which can be used to replace bomb-sniffing dogs to clear buildings, aircrafts, or ships where hidden bombs are believed to exist.

     We plan to first market these systems to United States Government agencies for use in airports and government buildings.

MARKETING  AND  SALES

     Our marketing and sales methods vary according to the characteristics of each of our main business areas. Foreign sales have comprised less than five percent of our total revenues. Sales and marketing to the medical device and semiconductor markets are directed by the Company's Vice President of Marketing and Sales who is assisted by product managers or sales representatives in each area. United States sales of the I-PlantTM Iodine-125 radioactive seed is done through our distribution partner MED-TEC and sales in the other medical device and semiconductor areas are handled by three full time salespeople, product managers or customer service. The solicitation and proposal process for research and development contracts and grants are conducted by the Company's President, its Chief Scientist, and its scientific staff.

Medical  Sales  and  Marketing

     We have partnered with MED-TEC to market and sell our radioactive prostate seeds within the United States, Puerto Rico and the District of Columbia. We plan to partner with another organization for sales and marketing in Europe. We plan to market our coronary devices directly to cardiovascular manufacturers who will in turn sell the products to hospitals.

     In the business of ion implantation for total joint replacements, we concentrate on identifying and serving leading manufacturers. Where possible, we attempt to become the sole provider of devices or surface engineering services to each such manufacturer. Our marketing and sales efforts require considerable direct contact and typically involve a process of customer education in the merits of our technology. We accomplish this by first researching customer needs, delivering scientific papers at orthopedic and biomaterial conferences, and through presentations at customer sites. Our internal research and government research grants are an integral part of the marketing process. Our patent portfolio is also very important in this process.

     To promote sales of our radiopaque coatings, we attend trade shows, use press releases, and our website at www.implantsciences.com. Once a customer's interest is established, the sales process proceeds with an initial demonstration project funded by the customer. A set of developmental runs are then performed to determine project feasibility and to roughly optimize a parameter set for deposition. After testing of samples generated and considering cost estimates for production quantities, the customer may authorize us to proceed to pilot production.

     In pilot production, typically, several hundred units are produced in a manner equivalent to the envisioned full production method. Pilot production may be done on an existing piece of equipment with customer/device specific fixturing, or a prototype machine depending on the complexity of the process and device. Samples made in pilot production are fabricated into complete devices and used by the customer for further testing, clinical studies, Food and Drug Administration submissions, and marketing and sales efforts.

     We are aware of a United States patent of a third party having broad claims covering radioactive stents and methods of using radioactive stents for the treatments of restenosis. We have not sought a formal opinion of counsel regarding the validity of this patents or whether our process may infringe this patent. At this time, we have no plans to implant radioactivity onto coronary stents manufactured by the patent holder, its licensees or others.

Semiconductor  Sales  and  Marketing

     Since semiconductor ion implantation is a standard process in all integrated circuit fabrication, customers usually know what they want and little education is necessary. Our services are promoted and sold through trade shows, advertising in trade magazines, direct mailings, press releases, and our website at www.implantscisences.com. Most sales are between $600 and $2,500 per order, take less than one day to complete, and the entire sales effort is often conducted by telephone. Most of our sales in this area are for outsourced customer-specified ion implantation services which the customer's own ion implantation department is unable or unwilling to perform.

Government  Contracts

     Research and development contracts from the United States government must be won through a competitive proposal process which undergoes peer review. We are in frequent contact with the National Institutes of Health, the Department of Defense, the Department of Energy and other agencies at technical conferences to stay informed of the government's needs. We believe our management and senior scientific staff have earned a strong reputation with these and other agencies. To date we have been awarded research and development contracts by the National Institute of Health, the Department of Defense, the National Science Foundation, and the National Aeronautics and Space Administration ("NASA").

RESEARCH  AND  DEVELOPMENT

     Our technical staff consists of eleven scientists and engineers, including six with Ph.D. degrees, and five with Bachelor Degrees or with expertise in physical sciences and engineering. All of our existing and planned products rely on proprietary technologies developed in our research and development laboratories. Our research and development efforts may be self-funded, funded by corporate partners or by awards under the Small Business Innovative Research program of the United States Government. Under the Small Business Innovative Research program, we retain the right to patent anything developed pursuant to the program, however, the US Government retains a royalty free license to use the technology. We have obtained over $6 million in United States government grants and contracts over the past 10 years. Each research and development agreement with our corporate partners defines the rights to these agreements. Since September 2000, no corporate partner has funded research and development programs.

     We spent approximately $2,975,000 and $2,300,000 on research and development in the fiscal years ended June 30, 2001 and 2000, respectively. Approximately $747,000 and $788,000 of research and development activities were borne directly by customers in 2001 and 2000, respectively.

     One of our research and development programs that we completely funded is the development of our trace explosives detection systems. Since May 1999, we have spent approximately $150,000 on this program.

PATENTS  AND  PROPRIETARY  TECHNOLOGY

     It is our policy to protect our proprietary position by, among other methods, filing United States and foreign patent applications. We currently have seventeen issued United States patents and seven United States patent applications pending. We also have two international patent applications pending. Of the seventeen patents issued, four (4) are of material importance to us and are in the field of brachytherapy. These four (4) material patents expire in the years 2017 through 2019.

     We have exclusive rights inter-alia under patents covering the following technologies: (i) methods of rendering coronary stents radioactive, (ii) a radioactive, radiopaque stent device, (iii) methods of growing ceramic coatings on orthopedic implants, (iv) methods of generating ion beams and (v) an
iodine-125 radioactive prostate seed.   In addition, we also have patents
pending on (i) a palladium-103 radioactive prostate seed, (ii) vascular brachytherapy devices, and (iii) drug eluting stents.

     We intend to seek further patents on our technologies, if appropriate. However, there can be no assurance that patents will issue for any of our pending or future applications or that any claim allowed from such applications will be of sufficient scope or strength, or be issued in all countries where we sell our products and services, to provide meaningful protection or any commercial advantage to us.

     We also rely on unpatented proprietary technology, trade secrets and know-how and we do not know if others will independently develop substantially equivalent proprietary information, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets or know-how. Although we have entered into non-disclosure agreements with our employees and consultants, we cannot be sure such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

GOVERNMENT  REGULATION  AND  ENVIRONMENTAL  MATTERS

     Medical devices incorporating our technologies, such as radioactive prostate seeds and interventional cardiology devices, are subject to Food and Drug Administration regulation. The burden of securing Food and Drug Administration clearance or approval for these core business medical devices rests with the Company's medical device manufacturers or licensees. The Company has received Food and Drug Administration 510(k) clearance to market its I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer.

     In the 510(k) clearance procedure, a company must show that its new product is "substantially equivalent" to a medical device that is currently approved for use. This process requires an application to the Food and Drug Administration for 510(k) clearance. If the Food and Drug Administration determines that a product is in fact substantially equivalent to a product that has already been approved for use, the Food and Drug Administration grants 510(k) clearance for the sale of the new product. This process is quicker and less expensive than obtaining approval for an entirely new product. We obtained 510(k) clearance for our I-PlantTM prostate seed product in May 1999.

     Supplemental or full pre-market approval reviews require a significantly longer period. A pre-market approval will be required for our interventional cardiology devices. The pre-market approval process begins with an animal test that leads to the preparation of an Investigational Device Exemption granted by the Food and Drug Administration. The Investigational Device Exemption allows the company to do a small clinical trial. If successful, a larger, multi-institutional clinical trial is performed. The results of both clinical trials are then summarized in an application to the Food and Drug Administration for approval to market the product.

     We currently have only one device under development that will require the pre-market approval process. This proposed device is a polymer covered drug-eluting stent. This device is now being tested within the animal trial stage of the process. An application for an Investigational Device Exemption will not be processed and submitted until completion of the animal trial and the evaluation of the success and viability of moving this proposed device to the Investigational Device Exemption stage.

     Significantly more time will be required to commercialize applications subjected to pre-market approval calendar review. We believe our interventional cardiology devices will not be available for commercial sale before 2003. Furthermore, sales of medical devices outside the United States are subject to international regulatory requirements that vary from country to country. The time required to obtain clearance or approval for sale internationally may be longer or shorter than that required for Food and Drug Administration approval.

     Our medical device manufacturing facility operates under the Food and Drug Administration Quality Control Regulations. Our facility, located in Wakefield, Massachusetts, was registered with the Food and Drug Administration in July 2000 prior to the introduction and commercial sales of our radioactive prostate seed product. Our facility is subject to the Food and Drug Administration's inspection at any time. To date, the Food and Drug Administration has not inspected the facility. During an Food and Drug Administration inspection, however, the Food and Drug Administration has the authority to demand corrective actions for any deficiencies in adherence to Quality Control Regulations, order product recalls, and the cessation of operations and can require that a factory cease operations until it is brought into compliance with these regulations. We employ a senior quality control specialist to ensure adherence to Food and Drug Administration Quality Control Regulations.

     In addition to Food and Drug Administration regulation, certain of our activities are regulated by, and require approvals from, other federal and state agencies. For example, aspects of our operations require the approval of the Massachusetts Department of Public Health and registration with the Department of Labor and Industries.

     In order to ship our radioactive prostate seed product from our facility, we are required to obtain a radioactive sealed source registration from the Massachusetts Department of Health, Labor and Industries ("Mass DOH"). We obtained this certificate prior to the commencement of the commercial sales of our radioactive prostate seed product in the first half of fiscal 2001. This certificate requires no maintenance or renewal as long as the design of the radioactive prostate seed is not changed. The Mass DOH can, however, terminate this certification in the event of an accident that would require a redesign of the product. On July 28, 1999 we received our Radioactive Sealed Source Registration Certificate, a Nuclear Regulatory Commission requirement, administered by the Commonwealth of Massachusetts as a Nuclear Regulatory Commission Agreement State.

     The State Radiation Control Program issued to us a license to manufacture and distribute our radioactive prostate seed product. The State Radiation Control Program performs annual inspections of our facility. Since the commencement of commercial sales of our radioactive prostate seed product in the first half of fiscal 2001, the State Radiation Control Program has performed two
(2) inspections of the facility and identified no violations or deficiencies.

     Furthermore, our use, management, transportation, and disposal of certain chemicals and wastes are subject to regulation by several federal and state agencies depending on the nature of the chemical or waste material. Certain toxic chemicals and products containing toxic chemicals require special reporting to the United States Environmental Protection Agency and/or its state counterparts. We are not aware of any specific environmental liabilities that we could incur. Our future operations may require additional approvals from federal and/or state environmental agencies.

COMPETITION

     In radioactive products, such as prostate seed implants, radioactive brachytherapy devices and coronary stents, we expect to compete with Nycomed Amersham plc, Theragenics Corp., North American Scientific, Inc., Imagyn Medical Technologies, Syncor International Corp., Uromed Corporation, UroCor, Inc, Novoste Corporation and Radiance Medical Systems, Inc. Of these, Nycomed Amersham plc, Theragenics Corp., North American Scientific, Inc, and Imagyn Medical Technologies serve substantially the entire radioactive prostate seed market. In addition, our proposed radioactive brachytherapy devices will compete with alternative technologies such as Novoste Corporation's Beta-Cath system, Johnson and Johnson and Radiance Medical Systems, Inc.'s radioactive tipped guidewires and radioactive filled balloons. The number and types of procedures being performed on the prostate are increasingly drawing new entrants into the market. We believe that competition, and, in turn, pricing pressures, may increase. Many of our competitors have substantially greater financial, technical and marketing resources than we do.

     Many medical device manufacturers have developed or are engaged in efforts to develop internal surface modification technologies for use on their own products. Most companies that market surface modification to the outside marketplace are divisions of organizations with businesses in addition to surface modification. Overall, we believe the worldwide market for surface modification technologies applicable to medical devices is very fragmented with no competitor having more than a 10% market share. Many of our existing and potential competitors (including medical device manufacturers pursuing coating solutions through their own research and development efforts) have substantially greater financial, technical and marketing resources than we do.

     With respect to ion implantation of orthopedic implants, we primarily compete with Spire Corporation. Competition within the orthopedic implant industry is primarily conducted on the basis of service and product design. Price competition has abated somewhat in the case of first time and more youthful patients where higher-cost and more durable reconstructive devices are preferred. We attempt to differentiate ourselves from our competition by providing what we believes are high value-added solutions to surface modification. We believe that the primary factors customers consider in choosing a particular surface modification technology are performance, ease of manufacturing, ability to produce multiple properties from a single process, compliance with manufacturing regulations, customer service pricing, turn around time, and the ability to work with a variety of materials. We believe that our process competes favorably with respect to these factors. We believe that the cost and time required to acquire equipment and technical engineering talent, as well as to obtain the necessary regulatory approvals, significantly reduces the likelihood of a manufacturer changing the coating process it uses after a device has been approved for marketing.

     Our primary competition in the semiconductor industry consists of three companies: Ion Implant Services, The Implant Center, and Core Systems. These companies are all located in Silicon Valley, California and primarily serve the silicon wafer production needs of semiconductor factories in their local area, although Ion Implant Corporation does research and development implants nationwide. We primarily serve east coast factories with silicon production and research and development laboratories worldwide.

     In the trace explosives detection industry, Ion Track Instruments Corp. and Barriger Division of Smiths Plc. are our two primary competitors. These two companies also use ion mobility spectrometry, however, they use a radioactive Nickel-63 source to ionize the explosive molecules. This technology differs from our technology because we use an ultraviolet laser to ionize the vapor. We believe our technology provides our device with greater capabilities.

     Many of our competitors and potential competitors have substantially greater capital resources than we do and also have greater resources and expertise in the areas of research and development, obtaining regulatory approvals, manufacturing and marketing. There can be no assurance that our competitors and potential competitors will not succeed in developing, marketing and distributing technologies and products that are more effective than those developed and marketed by us or that would render our technology and products obsolete or noncompetitive. Additionally, there is no assurance that we will be able to compete effectively against such competitors and potential competitors in terms of manufacturing, marketing and sales.

PRODUCT  LIABILITY  AND  INSURANCE

     Our business entails the risk of product liability claims. Although we have not experienced any product liability claims to date, there can be no assurance that such claims will not be asserted or that we will have sufficient resources to satisfy any liability resulting from such claims. We have acquired product liability insurance coverage. There can be no assurance that product liability claims will not exceed such insurance coverage limits, that such insurance will continue to be available on commercially reasonable terms or at all, or that a product liability claim would not materially adversely affect the business, financial condition or our results of operations.

EMPLOYEES

     As of June 30, 2001, we had 55 full time employees. We believe we maintain good relations with our employees. None of our employees is represented by a union or covered by a collective bargaining agreement.

                                   PROPERTIES

     We operate out of a 39,300 square foot leased facility in Wakefield, Massachusetts. The facility is located approximately 15 miles north of Boston. The leases expire in March 2002 and March 2003 and one has an option to extend. This facility houses all of our research and development, manufacturing and administrative offices.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET  PRICE

     As of June 30, 2001, our common stock, $.10 par value, was traded on the American Stock Exchange under the symbol IMX and on the Boston Stock Exchange under the symbol IMX. On September 10, 1999, we were accepted for listing and began trading on the American Stock Exchange. At that time the listing on the Nasdaq SmallCap Market was dropped. The following sets forth the range of high and low closing sales prices on the American Stock Exchange or Nasdaq SmallCap Market during the fiscal year.

                                   HIGH     LOW
                                  -------  ------
FISCAL YEAR ENDED JUNE 30, 2000:
Quarter ended September 30        $ 7.875  $3.625
Quarter ended December 31           7.375   4.250
Quarter ended March 31             11.875   6.500
Quarter ended June 30              10.375   8.375

FISCAL YEAR ENDED JUNE 30, 2001:

Quarter ended September 30        $ 9.875  $7.563
Quarter ended December 31           8.250   6.375
Quarter ended March 31              8.800   6.800
Quarter ended June 30              10.200   7.750

NUMBER OF STOCKHOLDERS

     As of August 31, 2001, there were approximately 757 shareholders of record of our common stock, including multiple beneficial holders at depositories, banks and brokers included as a single holder in the single street name of each respective depository, bank or broker.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for the expansion and operation of our business, and do not anticipate paying cash dividends in the foreseeable future. Our revolving credit line, term loan and equipment purchase facilities with our principle lender prohibit the payment of dividends other than common stock dividends.

                           DIRECTORS AND EXECUTIVE OFFICERS

NAME                AGE                    POSITION                    DIRECTOR SINCE
------------------  ---  --------------------------------------------  --------------
Anthony J. Armini*   63  President, Chief Executive Officer and                  1984
                         Chairman of the Board of Directors
Stephen N. Bunker*.  58  Vice President and Chief Scientist, Director            1988
Alan D. Lucas        45  Vice President of Marketing, Sales and                 _____
                         Business Development
David C. Volpe . .   46  Acting Chief Financial Officer                         _____
Shunkichi Shimizu .  56  Director                                                1998
Michael Szycher . .  63  Director                                                1999
Pasquale Ruggieri .  68  Director                                                2001

---------------
(*) Executive Officer

     Dr. Anthony J. Armini has been the President, Chief Executive Officer, and Chairman of the Board of Directors since the Company's incorporation. Form 1972 to 1984, prior to founding the Company, Dr. Armini was Executive Vice President at Spire Corporation. From 1967 to 1972, Dr. Armini was a Senior Scientist at McDonnell Douglas Corporation. Dr. Armini received his Ph.D. in nuclear physics from the University of California, Los Angeles in 1967. Dr. Armini is the author of eighteen patents and five patents pending in the field of implant technology and fourteen publications in this field. Dr. Armini has over thirty years of experience working with cyclotrons and linear accelerators, the production and characterization of radioisotopes, and fifteen years experience with ion implantation in the medical and semiconductor fields. Dr. Armini has been on the Board of Directors of CardioTech International, Inc. a publicly traded company of which Dr. Szycher is President and Chief Executive Officer, since October 2000.

     Dr. Stephen N. Bunker has served as the Vice President and Chief Scientist of the Company since 1987 and Director of the Company since 1988. Prior to joining the Company, from 1972 to 1987, Dr. Bunker was a Chief Scientist at Spire Corporation. From 1971 to 1972, Dr. Bunker was an Engineer at McDonnell Douglas Corporation. Dr. Bunker received his Ph.D. in nuclear physics from the University of California, Los Angeles in 1969. Dr. Bunker is the author of ten patents in the field of implant technology.

     Alan D. Lucas joined the Company in March 1998 as Vice President of Marketing, Sales and Business Development. Prior to joining the Company, Mr. Lucas accumulated over 20 years experience in various marketing and business development positions for medical device companies. Most recently, from 1996 to 1998, Mr. Lucas was the Director of Corporate Development at ABIOMED, Inc. From 1994 to 1996, Mr. Lucas was a strategic marketing and sales consultant focused on medical technology. From 1991 to 1994, Mr. Lucas was the Director of Marketing at Vision Sciences, Inc. a developmental stage medical device company.

     David C. Volpe has served as the Company's Acting Chief Financial Officer since May 2001. Mr. Volpe has also been serving as the Acting Chief Financial Officer of CardioTech International, Inc. since June 1999. Since May 1996, Mr. Volpe has been the Managing Director of VC Advisors, Inc., providing financial management, business development and financing expertise to a variety of companies in the Internet, medical, telecommunications, software and high technology fields. From 1991 through 2000, Mr. Volpe was a senior financial executive with several private venture-backed and publicly held, technology based companies, including Chief Financial Officer of Cynosure Inc. and FaxNet Corporation. Prior to that, Mr. Volpe was a Manager at Price Waterhouse focusing his efforts on emerging growth, technology-based companies. Mr. Volpe holds a B.S. degree from California State University and is a member of the AICPA.

     Shunkichi Shimizu joined the Company's Board of Directors in March 1998.
He has been the Executive Vice President of TK Holdings, Inc. of Delaware, a subsidiary of Takata Corporation since 1997. Takata Corporation is a manufacturer of seat belts and airbags. Prior to joining Takata Corporation, he served as Head of International Financial Institutions Division at the Bank of Tokyo-Mitsubishi, Ltd., Headquarters.

     Michael Szycher joined the Company's Board of Directors in December 1999. He has been President and Chief Executive Officer and Director of CardioTech International, Inc., a publicly traded manufacturer of medical devices and biocompatible polymers since 1996. From 1988 to 1996, Dr. Szycher was Chairman and Chief Technology Officer of Polymedica Industries. Dr. Szycher is a recognized authority on polyurethanes and blood compatible polymers. He is the editor of six books on various subjects in blood compatible materials and devices and the author of eighty original research articles. Dr. Szycher is also Editor-in-Chief of the quarterly publication Journal of Biomaterial Applications.

     Pasquale Ruggieri has been on our Board of Directors since December 2001. He has served as the Vice President of Investment Banking for Schneider Securities, Inc., a full service broker dealer, since 1991. Prior to that Mr. Ruggieri was Executive Vice President and Director of Investment Banking for Jonathan Alan, Inc., a full service broker dealer. He holds a B.S. in Business Administration from Bryant College.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate cash compensation paid by us with respect to the three fiscal years ended June 30, 1999, 2000 and 2001 to our chief executive officer and each of the three other most highly compensated executive officers in fiscal 2001. We have no other executive officers.

                            SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                       ANNUAL COMPENSATION                      AWARDS
                                       -------------------                      ------
                                                                                SHARES
                                                                OTHER ANNUAL  UNDERLYING
                                                               COMPENSATION ($)  OPTIONS
NAME AND PRINCIPAL POSITION          YEAR  SALARY($)  BONUS ($)      (1)      GRANTED(#)
-----------------------------------  ----  ---------  ---------  -----------  ----------
Antohy J. Armini* . . . . . . . . .  2001  $ 129,133  $  25,000  $    6,255       90,000
 President, Chief Executive Officer  2000  $ 129,837  $  25,000  $   19,386            -
 and Chairman of the Board           1999  $ 124,334  $  35,000  $    9,188            -

Stephen N. Bunker* . . . . . . . .   2001  $ 101,545          -  $    4,872            -
 Vice President,                     2000  $ 118,213          -  $    6,514            -
 Chief Scientist and Director . . .  1999  $  96,135          -  $    2,963            -

Alan D. Lucas . . . . . . . . . . .  2001  $ 135,434  $  15,000  $    6,370       50,000
 Vice President of Sales, Marketing  2000  $ 123,478  $  45,000  $    6,465       50,000
 and Business Development            1999  $ 105,694  $  35,000  $      456            -

Darlene M. Deptula-Hicks**. . . . .  2001  $ 132,762  $  15,000  $39,490 (2)      25,000
 Former Vice President, Chief        2000  $ 121,477  $  40,000  $    6,401       20,000
 Financial Officer and Treasurer     1999  $  94,344  $  40,000  $      569       25,200

---------------
     *      Executive  Officer

     **     The former vice president, chief financial officer and treasurer
(the "Former Officer") resigned her position pursuant to a separation agreement effective May 1, 2001. The separation agreement provided for a six month severance payment in the aggregate amount of $68,019 (which amount is included in the $132,762 salary amount set forth in the table above) and the acceleration of vesting of options for 21,736 shares of our common stock and the repurchase by us from the Former Officer of an additional 23,000 shares of our common stock acquired by the Former Officer through the exercise of stock options resulting in net cash proceeds of $33,120 to the Former Officer. As of June 30, 2001, the former officer exercised and sold 32,464 shares and had 14,736 shares vested and exercisable. We recognized $259,000 of non-cash, stock-based compensation related to this agreement.

      (1) Other annual compensation consists of life and disability insurance premiums and 401(k) plan benefits paid by us on behalf of these executive officers.

      (2) Other annual compensation consists of life and disability insurance premiums, 401(k) plan benefits paid by us on behalf of these executive officers, and $33,120 paid in cash as a net payment to repurchase 23,000 shares of the Company's stock acquired through the exercise of stock options.

     EMPLOYMENT AGREEMENTS

     Anthony J. Armini. On September 26, 1998, we entered into an employment agreement, with an initial term of five years. Under this employment agreement, Dr. Armini serves as our president and chief executive officer at a base salary of $125,000. In addition, Dr. Armini may participate in our employee fringe benefit plans or programs generally available to employees of comparable status and position. We and Dr. Armini and are entitled to terminate his employment for any material breach of his employment agreement at any time upon at least 30 days' written notice. In the event we terminate Dr. Armini without cause, we will pay him 12 months salary. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of two years after the term of the employment agreement, Dr. Armini is subject to a non-competition provision.

     Stephen N. Bunker. On September 26, 1998, we entered into an employment agreement with Dr. Bunker in substantially the same form as that described for Dr. Armini. Dr. Bunker serves as our vice president and chief scientist at a base annual salary of $100,000.

     Alan D. Lucas. We entered into a letter agreement with Mr. Lucas, with an effective date of July 1, 2001, which has an initial term of one year. Under this employment agreement, Mr. Lucas serves as our vice president of sales, marketing and business development at a base annual salary of $165,000. In addition, Mr. Lucas may participate in our employee fringe benefit plans or programs generally available to employees of comparable status and position. Mr. Lucas is eligible to receive a $16,000 bonus at the discretion of the board of directors if he exceeds certain performance goals. He was also granted options to purchase an additional 25,000 shares of common stock, which vested immediately. In the event that we terminate Mr. Lucas without cause, we will pay him four months salary and the vesting of his options will accelerate. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of 12 months after termination of employment with us, Mr. Lucas is subject to a non-competition provision.

     DIRECTOR COMPENSATION

     Our directors who are our employees do not receive any compensation for service on the board of directors. Directors who are not our employees, other than Mr. Shimizu, are paid a yearly stipend of $2,500 and are reimbursed for reasonable travel expenses incurred in connection with attendance at board and committee meetings.

     Under the 1998 incentive and nonqualified stock option plan, each director who is not our employee, other than Mr. Shimizu, automatically receives an annual grant of options to purchase 2,000 shares of our common stock at an exercise price equal to the closing price of the common stock on that date for each year of service. Each such option will have a term of five years and will vest in full on the date of the grant.

     The following table sets forth certain information regarding stock options held as of June 30, 2001 by the executive officers.

                                       OPTIONS GRANTS IN FISCAL 2001


                                        NUMBER OF
                                       SECURITIES     % OF TOTAL GRANTED
                                       UNDERLYING       TO EMPLOYEES IN      EXERCISE
NAME AND PRINCIPAL POSITION          OPTIONS GRANTED      FISCAL YEAR      PRICE ($/SH)   EXPIRATION  DATE
-----------------------------------  ---------------  -------------------  -------------  ----------------
Anthony J. Armini . . . . . . . . .           40,000                21.9%  $        7.56              2005
  President, Chief Executive Officer          50,000                27.3%  $        8.53              2006
  and Chairman of the Board

Alan D. Lucas . . . . . . . . . . .           25,000                13.7%  $        7.56              2010
  Vice President of Sales, Marketing          25,000                13.7%  $        8.50              2011
  and Business Development

Darlene M. Deptula-Hicks. . . . . .           25,000                13.7%  $        7.56              2010
  Former Vice President, Chief
  Financial Officer and Treasurer

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                      OPTIONS AT JUNE 30, 2001      AT JUNE 30, 2001 (1)
                                      ------------------------      --------------------
NAME AND PRINCIPAL POSITION          EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------  -----------  -------------  ------------  --------------
Alan D. Lucas . . . . . . . . . . .      111,866         13,334  $    304,131  $       56,670
 Vice President of Sales, Marketing
 and Business Development

Darlene M. Deptula-Hicks. . . . . .       14,736              -  $     64,030  $            -
 Former Vice President, Chief
 Financial Officer and Treasurer

---------------
(1)  As of June 30, 2001, the market value of a share of common stock was $9.25.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 27, 2002, with respect to the beneficial ownership of our common stock of each director and nominee for director, each named executive officer in the executive compensation table above, all of our directors and current officers as a group, and each person known by us to be a beneficial owner of five percent or more of our common stock. This information is based upon information received from or on behalf of the individuals named therein.

                                                      Number of Shares     Percent of
Name of Beneficial Owner (1)                       Beneficially Owned (2)   Class (3)
-------------------------------------------------  ----------------------  -----------
Patricia A. Armini. . . . . . . . . . . . . . .                 781,122        12.4%
5 Skytop Drive
Manchester, MA 01944

Casparin Corporation (4). . . . . . . . . . . .                 776,418        12.3%
Gorsiraweg 14
P.O. Box 3889
Willemstad, Curacao
Netherlands Antilles

MedTec Iowa, Inc. . . . . . . . . . . . . . . . .               500,000         7.9%
1401 8th Street
Orange City, Iowa 51041

Anthony J. Armini . . . . . . . . . . . . . . . .             1,215,122        19.3%

Stephen N. Bunker . . . . . . . . . . . . . . . .               636,348        10.1%

Shunkichi Shimizu (5) . . . . . . . . . . . . . .                     -           -

Michael Szycher . . . . . . . . . . . . . . . . .                 4,000           *

Pasquale Ruggieri . . . . . . . . . . . . . . . .                 7,348           *

Alan D. Lucas (6) . . . . . . . . . . . . . . . .               118,532         1.9%

All Directors and Officers as a group (6 persons)             1,978,350        31.4%

---------------
* Less than 1%.

(1) Each director's and officer's address is c/o Implant Sciences Corporation, 107 Audubon Road, Wakefield, Massachusetts 01880.
(2) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.
(3) The calculation of percent of class is based on the number of shares of common stock outstanding as of March 27, 2002, excluding shares held by or for us.
(4) Casparin Corporation is a wholly-owned subsidiary of TREC (Holland) Amsterdam B.V., a sister company of NAR Holding Corporation. Casparin Corporation is a wholly-owned subsidiary of Trec (Holland) Amsterdam B.V. The Company believes that the principal beneficial owner of Trec (Holland) Amsterdam B.V. is Takata Corporation and that its principal beneficial owner is Juchiro Takada.
(5) Mr. Shimizu is an employee of Casparin Corporation and is not permitted by Casparin Corporation to personally hold any stock or receive any stipend.
(6)   Includes those options exercisable within 60 days of the date hereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CardioTech, a public company, is a related party with us by virtue of its significant business relationships. During fiscal 2001 and fiscal 2002 Mr. Volpe, the acting chief financial officer of CardioTech, provided certain financial and accounting services to us on a consulting basis. He was owed $21,000 for all such services rendered through June 30, 2001 and received no payments for services during fiscal 2001.

     In March 2000, we entered into a $250,000 joint research agreement with CardioTech to develop a proprietary porous polymer biocompatible coating technology as a platform for our proprietary radioactive brachytherapy technology. During fiscal 2001, we paid $50,000 pursuant to the aforementioned agreement. The joint research and development agreement provides for CardioTech to develop the polyurethane coating instrumental in the development of a polyurethane coated drug-eluting stent and for CarioTech to grant us a perpetual worldwide exclusive license to use, sublicense and otherwise deal in any technology developed by CardioTech in connection with the development of the stents. In consideration of the research, development and technology transfer, we will pay Cardiotech $150,000 in cash pursuant to a milestone schedule. In addition, CardioTech will sell to us 100,000 shares of CardioTech's common stock at a price of $1.00 per share pursuant to the achievement of certain milestones related to the research and development. The owner of the technology used in connection with the stent will be CardioTech, however such technology will be transferred to us pursuant to a technology license as described above. The developed technology represents a "platform" in the sense that the polyurethane developed by CardioTech and utilized to cover the stent will be the medium in which specific anti-restenosis drugs will be implanted and therefore becomes the key technological component of this drug-eluting stent. The research and development agreement provides for 6 phases including the design of equipment necessary to produce prototypes of the stent, development of a series of prototypes, production of a limited number of prototypes and the delivery of prototypes to us. The material deadline is therefore the delivery of an operative prototype. We are obligated to pay the entire $250,000 if all milestone conditions are met. Through September 20, 2001 we have made cash payments of $115,000 to CardioTech.

     Certain of our directors hold positions as directors of CardioTech. Our chief executive officer and chairman of the board of directors is also a director of CardioTech. The chief executive officer and chairman of the board of directors of CardioTech is also a one of our directors. Our acting chief financial officer is also the acting chief financial officer of CardioTech.

     On October 10, 2001, CardioTech provided us a $500,000 line of credit facility. The line of credit provides for funding at our discretion is subject to a security agreement providing a second lien on substantially all of our assets, and provides for a $15,000 commitment fee payable on the earlier of the date we first draw down on the line of credit or April 15, 2001. The line of credit bears interest at the prime rate (5.5% as of October 10, 2001) plus 2% and expires October 12, 2002. All amounts borrowed under the line of credit are due on October 12, 2002. As of June 30, 2001 and October 10, 2001, there were no amounts drawn on the line of credit and no borrowings outstanding.

     Accounts receivable from related parties as of June 30, 2001 consisted of a loan of $138,000 to Dr. Armini. This loan was used to exercise options for 50,000 shares of our common stock on December 9, 1997. The loan is due and payable upon the disposal of the 50,000 shares and the loan bears interest at 6% per annum. Additionally, loans totaling $55,000 were also made to five employees to exercise stock options. These loans are due and payable on January 7, 2002 and bear interest at 6%. These transactions were reported as a reduction of stockholders' equity.

     Our loan agreement requires compliance with two financial covenants including minimum levels of net worth and net loss limits. At June 30, 2001, our net loss covenant was greater than the required amount. On September 28, 2001, we and Stephen N. Bunker, one of our directors and officers, fully collateralized the Term Loan with $167,000 and $200,000 of cash, respectively, and executed pledge agreements with respect to the collateral. Mr. Bunker provided the $200,000 from personal funds. We are not obligated to provide any additional consideration to Mr. Bunker as a result of his collateralization of the Term Loan. We deposited the collateral with our bank in an interest bearing account. The collateral must remain with our bank in an amount that is sufficient to collateralize only the balance outstanding on the term loan at any point in time until such term loan is paid in full. The pledge agreements allows our bank to use the collateral to fulfill the obligations of the term loan in the event of a default by us in payment of the principal or interest of the term loan. Our bank has waived its rights under the loan agreement with respect to this financial covenant at June 30, 2001 through and including June 30, 2002.

     In January 2000, we received notice of the award of a joint research grant. Funding is provided through a $100,000 Phase I grant by the United States Department of Health and Human Services, National Heart, Lung & Blood Institute to CardioTech and sub-grants to us and Stanford University. The material terms of the sub contract required us to provide ion implantation services to CardioTech. The services required ion implantation of radioactivity into polyurethane grafts. The sub contract work began in February 2000 and was completed in June 2000. We received $25,000 as payment in full for the sub contract work in September 2000.

                                LEGAL PROCEEDINGS

     From time to time, the Company is subject to various claims, legal proceedings and investigations covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties. On the basis of information presently available, the Company is not currently aware of any legal proceedings or claims that the Company believes are likely to have a material effect on the Company's financial position or results of operations.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $0.10 par value per share and 5,000,000 shares of preferred stock, $0.10 par value per share.

     COMMON STOCK

     Holders of common stock are entitled to one vote per share in all matters to be voted on by the shareholders. Subject to the preferences that may be applicable to any preferred stock then outstanding, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and there are no redemption or sinking fund provisions with respect to such shares. The rights, preferences and privileges of holders of common stock are subject to, and may be materially adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. All outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

      The Board of Directors is authorized, subject to limitations prescribed by Massachusetts law, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, preferences, voting powers, qualifications and special or relative rights or privileges thereof. The Board of Directors is authorized to issue Preferred Stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of Common Stock. Although the Company has no current plans to issue such shares, the issuance of Preferred Stock or of rights to purchase Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. As of the date of this Prospectus, there were no shares of Preferred Stock outstanding.

      The Company will issue preferred stock only with the approval of a majority of the independent directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.

     REDEEMABLE WARRANTS

     The following is a brief summary of certain provisions of the redeemable warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Unit and warrant agreement between American Securities Transfer & Trust Inc. (as warrant agent) and us.
The warrant agent acts as transfer agent for the redeemable warrants and in that capacity keeps the registration book for the redeemable warrants and provides related administrative services.

     Each redeemable warrant entitles the registered holder thereof to purchase one share of common stock at a price equal to $9.00. The redeemable warrants expire on June 23, 2002. The redeemable warrant exercise price is subject to adjustment under provisions referred to below. The holder of any redeemable warrant may exercise such redeemable warrant by surrendering the certificate representing the redeemable warrant to the transfer and warrant agent, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The redeemable warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the redeemable warrants. No fractional shares will be issued upon the exercise of the redeemable warrants.

     The exercise price of the redeemable warrants bears no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

     The exercise price and number of shares of common stock purchasable upon the exercise of the redeemable warrants are subject to adjustment upon the occurrence of certain events, including, without limitation, stock splits, stock dividends, recapitalizations and reclassifications.

     The redeemable warrants are subject to redemption by us at $0.20 per redeemable warrant if the closing bid price of the common stock as reported on the American Stock Exchange averages in excess of $10.50 for a period of twenty consecutive trading days. In the event we exercise the right to redeem the redeemable warrants, such redeemable warrants will be exercisable until the close of business on the date of redemption. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price. The Unit and Warrant Agreement provides for notice of redemption to be given to holders of redeemable warrants at least 30 and not more than 60 days prior to the redemption date and that notice is sufficient if given by mail, first class, certified or registered postage prepaid addressed to the last know address of the holder as it appears on the registration book for the redeemable warrants maintained by the warrant agent. Should the Company decide to redeem the redeemable warrants, it also plans to issue a press release. The Unit and Warrant Agreement does not provide for partial redemption.

     The redeemable warrants are in registered form and may be presented to the transfer and warrant agent for transfer, exchange or exercise at any time on or prior to their expiration at which time the redeemable warrants become wholly void and of no value. If a market for the redeemable warrants develops, holders may sell redeemable warrants instead of exercising them. There can be no assurance, however, that a market for the redeemable warrants will develop or continue.

     The redeemable warrants do not confer upon holders any voting, dividend or other rights of our shareholders.

     The transfer and warrant agent and us may make such modifications to the redeemable warrants that we deem necessary and desirable that do not materially adversely affect the interests of the redeemable warrant holders. No other modifications may be made to the redeemable warrants without the consent of the majority of the redeemable warrant holders. Modification of the number of securities purchasable upon the exercise of any redeemable warrant, the exercise price and the expiration date with respect to any redeemable warrant requires the consent of the holder of such redeemable warrant unless such modification occurs in connection with a stock split, stock dividend, recapitalization, reclassification or similar event.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax consequences of the exercise and disposition of the redeemable warrants to a purchaser who is: (i) a United citizen or resident alien as determined under the Internal Revenue Code of 1986, as amended, (ii) a corporation or partnership (as defined by the Code) that is organized under the laws of the United States or any state, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States citizen has the authority to control all of the substantial decisions of the trust.

     This discussion does not address even generally any state, local or foreign tax considerations; any federal tax consequences other than federal income tax consequences; or the consequences to purchasers who are subject to special rules, such as financial institutions, insurance companies, tax-exempt investors and dealers in securities. This discussion is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and existing and proposed Treasury regulations, each as in effect as of the date of this registration statement, and any of which could change at any time, possibly with retroactive effect, and all of which are subject to differing interpretations.

     No gain or loss will be recognized by a holder upon the exercise of a redeemable warrant. The sale of a redeemable warrant by a holder or the redemption of a redeemable warrant by us will result in the recognition of gain or loss in an amount equal to the difference between the amount realized by the holder and the redeemable warrant's adjusted basis in the hands of the holder. Provided that the holder is not a dealer in the redeemable warrants and that the common stock would have been a capital asset in the hands of the holder had the redeemable warrant been exercised, gain or loss from the sale or redemption of the redeemable warrant will be long-term or short-term capital gain or loss to the holder. Loss on the expiration of the redeemable warrant, equal to the redeemable warrant's adjusted basis in the hands of the holder, will be long-term or short-term capital loss, depending on whether the redeemable warrant had been held for more than one year.

     The above discussion does not address all of the tax considerations that may be relevant to a particular purchaser. Accordingly, all prospective purchasers are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase of the units and the ownership and disposition of the redeemable warrants and the common stock.

     REPRESENTATIVES' REDEEMABLE WARRANTS

     In connection with our initial public offering we compensated our underwriters by, among other things, issuing to them a redeemable warrant to purchase two things (1) 100,000 shares of our common stock and (2) 100,000 redeemable warrants identical to the ones sold to the public. The underwriters' redeemable warrant is exercisable at any time before June 23, 2003. The exercise price of the representatives' redeemable warrants is $12.00. The representatives' redeemable warrants is not transferable prior to their exercise date except to officers of the representative and members of the syndicate and officers and partners thereof. The representatives' redeemable warrants contain provisions providing adjustment in the event of any recapitalization, reclassification, stock dividend, stock split or similar transaction. The representatives' redeemable warrants and the securities issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933. We agreed that until June 23, 2004, if we intend to file a registration statement for the public sale of securities (other than a registration statement on Form S-4, S-8 or a comparable registration statement), we will notify all of the holders of the representatives' redeemable warrants and securities issued upon exercise thereof, and if so requested, we will include therein material to permit a public offering of the securities underlying the representatives' redeemable warrants solely at our expense (excluding fees and expenses of the Holder's counsel and any underwriting or selling commissions).

     MASSACHUSETTS LAW

     We have more than 200 stockholders, as a result of which we are subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly held Massachusetts corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either
(i) prior to that date, the board of directors approved either the business combination or the transaction in which the person became an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by the Board of Directors and by the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) voting at a meeting. In general, an "interested stockholder" is a person who owns 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act of 1933, as amended, with respect to the common stock) or more of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and was the owner of 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act of 1933 with respect to the common stock) or more of the outstanding voting stock within the prior three years. A "business combination" includes mergers, consolidations, stock and asset sales, and other transactions with the interested stockholder resulting in a financial benefit (except proportionately as a stockholder of the corporation) to the interested stockholder. We may at any time amend our articles or by-laws to elect not to be governed by Chapter 110F by a vote of the holders of a majority of our voting stock. Such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder prior to the date of the amendment.

     Our by-laws provide that any holder of 10% or more of the outstanding shares of common stock may call a meeting of stockholders.

                           DISCLOSURE OF SEC POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our amended and restated Articles of Organization and By-Laws provide that we may indemnify our directors and officers, to the fullest extent permitted under Massachusetts law, including in circumstances in which indemnification is otherwise discretionary under Massachusetts law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Foley, Hoag & Eliot llp, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for us, about the legality and validity of the shares. We know of no members of Foley, Hoag & Eliot who are beneficial owners of our common stock or preferred stock.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements at June 30, 2001 and 2000, and for each of the two years in the period ended June 30, 2001, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a post-effective amendment to a registration statement on Form SB-2/A that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statement. You may read and copy the registration statement at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. We file certain documents with the Securities and Exchange Commission electronically and these documents may be inspected and copied at the Securities and Exchange Commission's Web site at http://www.sec.gov. We are a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's public reference room at the address appearing above.

                         REPORT OF INDEPENDENT AUDITORS

The  Board  of  Directors  and  Stockholders
Implant  Sciences  Corporation


We have audited the accompanying balance sheet of Implant Sciences Corporation as of June 30, 2001 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Implant Sciences Corporation at June 30, 2001, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.


                                   /s/  ERNST  &  YOUNG  LLP


Boston,  Massachusetts
September 7, 2001, except
for the fifth paragraph of Note 8,
as which the date is
October  12,  2001

                                        IMPLANT SCIENCES CORPORATION
                                               BALANCE SHEETS


                                                                                  JUNE 30,     DECEMBER 31,
                                                                                    2001           2001
                                                                                ------------  --------------
                                                                                               (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents (includes $167,000 of restricted cash)              $ 1,232,000   $   2,369,000
  Accounts receivable, less allowances of $40,000 and $47,000, respectively         706,000         741,000
  Inventories                                                                       349,000         722,000
  Deferred income taxes                                                              62,000          62,000
  Prepaid expenses                                                                   36,000         106,000
                                                                                ------------  --------------
      Total current assets                                                        2,385,000       4,000,000

Property and equipment, net                                                       3,514,000       3,687,000
Investment in Epsilon Medical, Inc.                                                  42,000          42,000
Other assets, net                                                                   141,000         108,000
                                                                                ------------  --------------

      Total assets                                                              $ 6,082,000   $   7,837,000
                                                                                ============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                              $   322,000   $     564,000
  Accrued expenses                                                                  786,000         822,000
  Due to shareholders                                                                     -         338,000
  Current portion of long-term debt                                                 176,000         176,000
  Current portion of obligations under capital lease                                  6,000          11,000
                                                                                ------------  --------------
    Total current liabilities                                                     1,290,000       1,911,000
                                                                                ------------  --------------

Long-term liabilities:
  Long-term debt, net of current portion                                            236,000         147,000
  Non current obligations under capital lease                                         5,000          21,000
  Deferred income taxes                                                              29,000          29,000
                                                                                ------------  --------------
                                                                                    270,000         197,000
                                                                                ------------  --------------
      Total liabilities                                                           1,560,000       2,108,000
                                                                                ------------  --------------

Stockholders' equity:
  Common stock, $0.10 par value; 20,000,000 shares authorized; 5,912,770 and 6,159,076 shares issued; and 5,889,770 and 6,159,076 shares outstanding
  as of June 30, 2001 and December 31, 2001                                         591,000         611,000
Additional paid-in capital                                                       10,930,000      12,473,000
Accumulated deficit                                                              (6,604,000)     (7,193,000)
Notes receivable from employees                                                    (188,000)       (162,000)
                                                                                ------------  --------------
                                                                                  4,729,000       5,729,000
Less: treasury stock, 23,000 shares at cost as of June 30, 2001                    (207,000)              -
                                                                                ------------  --------------
      Total stockholders' equity                                                  4,522,000       5,729,000
                                                                                ------------  --------------

      Total liabilities and stockholders' equity                                $ 6,082,000   $   7,837,000
                                                                                ============  ==============


   The accompanying notes are an integral part of these financial statements.

                                     IMPLANT SCIENCES CORPORATION
                                       STATEMENTS OF OPERATIONS


                                                                                 SIX MONTHS ENDED
                                                    YEARS ENDED JUNE 30,           DECEMBER 31,
                                                 --------------------------  -------------------------
                                                     2000          2001          2000         2001
                                                 ------------  ------------  ------------  -----------
                                                                                    (UNAUDITED)
Revenues:
  Product and contract research revenues:
    Medical                                      $ 3,082,000   $ 3,596,000   $ 1,589,000   $2,464,000
    Semiconductor                                    526,000       772,000       267,000      473,000
  Equipment                                          365,000             -             -            -
                                                 ------------  ------------  ------------  -----------
      Total revenues                               3,973,000     4,368,000     1,856,000    2,937,000
                                                 ------------  ------------  ------------  -----------

Costs and expenses:
  Cost of product and contract research revenues   2,749,000     4,247,000     1,723,000    1,974,000
  Cost of equipment revenue                          396,000             -             -            -
  Research and development                         1,345,000     1,500,000       816,000      549,000
  Selling, general and administrative, including
    $320,000 and $61,000 in 2000 of stock-based
    compensation                                   2,188,000     2,319,000     1,126,000    1,003,000
                                                 ------------  ------------  ------------  -----------
      Total costs and expenses                     6,678,000     8,066,000     3,665,000    3,526,000
                                                 ------------  ------------  ------------  -----------

Loss from operations                              (2,705,000)   (3,698,000)   (1,809,000)    (589,000)
                                                 ------------  ------------  ------------  -----------

Other income (expense):
  Interest income                                    300,000       167,000       119,000       14,000
  Interest expense                                   (78,000)      (47,000)      (26,000)     (19,000)
  Other                                                1,000             -        (1,000)       5,000
  Equity in loss of Epsilon Medical, Inc.             (6,000)       (2,000)            -            -
                                                 ------------  ------------  ------------  -----------
      Other income                                   217,000       118,000        92,000            -
                                                 ------------  ------------  ------------  -----------

Net loss                                         $(2,488,000)  $(3,580,000)  $(1,717,000)  $ (589,000)
                                                 ============  ============  ============  ===========

Net loss per common share - basic                $     (0.46)  $     (0.62)  $     (0.30)  $    (0.10)
                                                 ============  ============  ============  ===========

Net loss per common share - diluted              $     (0.46)  $     (0.62)  $     (0.30)  $    (0.10)
                                                 ============  ============  ============  ===========

Shares used in computing net loss per common
  share - basic                                    5,368,557     5,817,212     5,789,935    5,971,948
                                                 ============  ============  ============  ===========

Shares used in computing net loss per common
  share - diluted                                  5,368,557     5,817,212     5,789,935    5,971,948
                                                 ============  ============  ============  ===========

   The accompanying notes are an integral part of these financial statements.

                                               IMPLANT SCIENCES CORPORATION
                                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                          Common Stock                                                   Notes    Treasury
                                       -------------------  Additional                                 Receivable   Stock
                                        Number of            Paid-In        Deferred     Accumulated      from      ------
                                        Shares     Amount     Capital     Compensation     Deficit      Employees   Shares
                                       ---------  --------  -----------  --------------  ------------  -----------  ------
Balance at June 30, 1999               5,069,320  $507,000  $ 6,517,000  $    (121,000)  $  (536,000)  $ (275,000)       -

Issuance of common stock pursuant to
  exercise of stock options              138,000    14,000      721,000
Issuance of common stock pursuant to
  private placement                      500,000    50,000    2,929,000
Issuance of common stock pursuant to
  employee stock purchase plan               762         -        4,000
Amortization of deferred compensation                                           60,000
Net loss                                                                                  (2,488,000)
                                       ---------  --------  -----------  --------------  ------------  -----------  ------

Balance at June 30, 2000               5,708,082   571,000   10,171,000        (61,000)   (3,024,000)    (275,000)       -

Issuance of common stock pursuant to
  exercise of stock options              195,797    20,000      491,000
Issuance of common stock pursuant to
   exercise of warrants                    7,288         -            -
Issuance of common stock pursuant to
   employee stock purchase plan            1,603         -        9,000
Stock-based compensation                                        259,000
Amortization of deferred compensation                                           61,000
Repayment of notes receivable
  from employees                                                                                           87,000
Repurchase of common stock                                                                                          23,000
Net loss                                                                                  (3,580,000)
                                       ---------  --------  -----------  --------------  ------------  -----------  ------

Balance at June 30, 2001               5,912,770  $591,000  $10,930,000  $           -   $(6,604,000)  $ (188,000)  23,000
                                       =========  ========  ===========  ==============  ============  ===========  ======


                                        Treasury
                                         Stock        Total
                                       ----------  Stockholders'
                                         Amount       Equity
                                       ----------  ------------
Balance at June 30, 1999               $       -   $ 6,092,000

Issuance of common stock pursuant to
  exercise of stock options                            735,000
Issuance of common stock pursuant to
  private placement                                  2,979,000
Issuance of common stock pursuant to
  employee stock purchase plan                           4,000
Amortization of deferred compensation                   60,000
Net loss                                            (2,488,000)
                                       ----------  ------------

Balance at June 30, 2000                       -     7,382,000

Issuance of common stock pursuant to
  exercise of stock options                            511,000
Issuance of common stock pursuant to
   exercise of warrants                                      -
Issuance of common stock pursuant to
   employee stock purchase plan                          9,000
Stock-based compensation                               259,000
Amortization of deferred compensation                   61,000
Repayment of notes receivable
  from employees                                        87,000
Repurchase of common stock              (207,000)     (207,000)
Net loss                                            (3,580,000)
                                       ----------  ------------

Balance at June 30, 2001               $(207,000)  $ 4,522,000
                                       ==========  ============

   The accompanying notes are an integral part of these financial statements.

                                                IMPLANT SCIENCES CORPORATION
                                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (CONTINUED)


                                     Common Stock
                                 -------------------                                                     Notes      Treasury
                                  Number                                                               Receivable    Stock
                                    of                   Additional       Deferred      Accumulated       From      --------
                                  Shares     Amount   Paid-In-Capital   Compensation      Deficit      Employees     Shares
                                 ---------  --------  ----------------  -------------  -------------  ------------  --------
Balance at June 30, 2001         5,912,770  $591,000  $     10,930,000  $           -  $ (6,604,000)  $  (188,000)   23,000
Issuance of common stock
  pursuant to exercise of
  employee options (unaudited)      48,457     5,000           124,000
Issuance of common shares
  pursuant  to exercise of
  warrants (unaudited)              52,500
Issuance of common pursuant to
  private financing agreement,
  net of issuance costs
  (unaudited)                      145,349    15,000         1,373,000
Sale of treasury stock
  (unaudited)                                                   46,000                                              (23,000)
Repayments of notes receivable
  (unaudited)                                                                                              26,000
Net loss (unaudited)                                                                       (589,000)
                                 ---------  --------  ----------------  -------------  -------------  ------------  --------
Balance at December 31, 2001     6,159,076  $611,000  $     12,473,000  $           -  $ (7,193,000)  $  (162,000)        -
                                 =========  ========  ================  =============  =============  ============  ========


                                 Treasury
                                   Stock          Total
                                 ----------    Stockholder's
                                   Amount         Equity
                                 ----------  ---------------
Balance at June 30, 2001         $(207,000)  $    4,522,000
Issuance of common stock
  pursuant to exercise of
  employee options (unaudited)                      129,000
Issuance of common shares
  pursuant  to exercise of
  warrants (unaudited)                                    -
Issuance of common pursuant to
  private financing agreement,
  net of issuance costs
  (unaudited)                                     1,388,000
Sale of treasury stock
  (unaudited)                      207,000          253,000
Repayments of notes receivable
  (unaudited)                                        26,000
Net loss (unaudited)                               (589,000)
                                 ----------  ---------------
Balance at December 31, 2001     $       -   $    5,729,000
                                 ==========  ===============

   The accompanying notes are an integral part of these financial statements.

                                       IMPLANT SCIENCES CORPORATION
                                          STATEMENT OF CASH FLOWS

                                                                                     SIX MONTHS ENDED
                                                        YEARS ENDED JUNE 30,            DECEMBER 31,
                                                     --------------------------  -------------------------
                                                         2000          2001          2000         2001
                                                     ------------  ------------  ------------  -----------
                                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                            $(2,488,000)  $(3,580,000)  $(1,717,000)  $  589,000)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization                          270,000       653,000       306,000      382,000
  Amortization of deferred compensation                   61,000        61,000        30,000            -
  Non-cash stock compensation expense                          -       259,000             -            -
  Equity in loss of Epsilon Medical, Inc.                  6,000         2,000         1,000        1,000
  Impairment of patents                                        -        80,000             -            -
  Write-off of patent costs                               15,000             -             -            -
  Write-off loan financing fees                                -        11,000         3,000            -
 Changes in operating assets and liabilities:                  -             -             -            -
  Accounts receivable                                   (546,000)      280,000       158,000      (35,000)
  Inventories                                            267,000      (248,000)     (169,000)    (373,000)
  Prepaid income taxes                                     9,000             -             -            -
  Prepaid expenses                                       (33,000)       18,000       (61,000)     (70,000)
  Notes receivable                                       (25,000)        3,000         3,000       26,000
  Other noncurrent assets                                (15,000)        5,000                      5,000
  Accounts payable                                       512,000      (290,000)     (179,000)     242,000
  Accrued expenses                                      (424,000)      (55,000)     (377,000)      36,000
                                                     ------------  ------------  ------------  -----------
  Net cash used in operating activities               (2,391,000)   (2,801,000)   (2,002,000)    (375,000)
                                                     ------------  ------------  ------------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in Epsilon Medical, Inc.                    (50,000)            -                          -
  Purchase of property and equipment                  (2,174,000)     (977,000)     (785,000)    (528,000)
  Capitalized patent costs                               (45,000)      (46,000)      (92,000)           -
                                                     ------------  ------------  ------------  -----------
  Net cash used in investing activities               (2,269,000)   (1,023,000)     (877,000)    (528,000)
                                                     ------------  ------------  ------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock issuance                  3,718,000       607,000       192,000    2,108,000
  Repurchase of common stock                                   -      (207,000)            -            -
  Repayments of long-term debt                          (218,000)     (182,000)      (90,000)     (68,000)
  Repayments of revolving credit line                   (155,000)            -             -            -
                                                     ------------  ------------  ------------  -----------
  Net cash provided by  financing activities           3,345,000       218,000       102,000    2,040,000
                                                     ------------  ------------  ------------  -----------

  Net decrease in cash and cash equivalents           (1,315,000)   (3,606,000)   (2,777,000)   1,137,000
  Cash and cash equivalents, beginning                 6,153,000     4,838,000     4,838,000    1,065,000
                                                     ------------  ------------  ------------  -----------
  Cash and cash equivalents, ending                  $ 4,838,000   $ 1,232,000   $ 2,061,000   $2,202,000
                                                     ============  ============  ============  ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                      $    78,000   $    47,000   $    26,000   $   19,000
  Obligations under capital lease                         17,000        11,000        14,000       31,000

   The accompanying notes are an integral part of these financial statements.

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


1.   DESCRIPTION OF BUSINESS

     Implant Sciences Corporation (the Company) develops products for the medical device industry using ion implantation and thin film coatings of radioactive and non-radioactive materials. The Company has received Food and Drug Administration 510(k) clearance to market its I-Plant Iodine-125 radioactive seed for the treatment of prostate cancer. The Company also has under development interventional cardiology devices and temporary coronary brachytherapy systems for the prevention of restenosis (reclosure of the artery after balloon angioplasty). In addition, the Company modifies the surface characteristics of orthopedic joint implants to reduce polyethylene wear and thereby increasing the life of the implant and provides ion implantation of electronic dopants for the semiconductor industry.

     The accompanying financial statements have been presented on the assumption that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During fiscal 2000 and 2001, the Company incurred significant operating losses and utilized significant amounts of cash to fund operations. The Company is reaching a critical stage in its growth as it transforms from a research and development company to a commercial company with complete sales, marketing and production capabilities. The Company received Food and Drug Administration 510(k) clearance to market its I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer. On February 2, 2000, the Company signed a distribution agreement with MED-TEC Inc. for the exclusive United States distribution of our I-Plant Iodine-125 seed. During this time the Company increased its overall operating expenses and overhead to be positioned to further increase its sales and production capabilities.

     During the second half of 2001, the Company implemented a number of programs to reduce its consumption of cash, including operating expense reductions. Management of the Company has outlined a plan of appropriate action steps to attempt to ensure that the Company has adequate sources of cash to meet its working capital needs for at least the next twelve months. In May 2001, management of the Company received approval from the Board of directors to implement this action plan. The key elements of the plan are as follows:

      - Further operating expense reductions to eliminate certain expenditures that are not essential to achieving critical business objectives at this time (e.g., discretionary spending, further development efforts);

      - Pursuit of strategic financing alternatives including additional financing through the form of a $500,000 working capital line of credit with a related party;

      - Replaced certain members of senior management with consultants experienced in a manufacturing environment focused on operational efficiencies. These consultants also come at a much reduced cost that will save the Company approximately $150,000 in salary and benefits;

      -     Introduced its new radioactive prostate seed product;

      - Execution of a key contract by MED-TEC with a hospital in the Southeast US, requiring the use of the Company as its sole provider of Iodine-125 prostate seeds, that could have the affect of increasing the Company's planned prostate seed sales for Fiscal 2002; and

      - Discontinued nonessential research and development efforts, other than grants and contracts, that will reduce significantly the costs incurred during fiscal 2001.

     As a result of implementing the above actions, management believes that its existing cash resources and cash from operations will meet working capital and research and development requirements over the next twelve months and improve operating results. However, unanticipated decreases in operating revenues,

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


delays in government funding of grants, increases in expenses or further delays in product development may adversely impact the Company's cash position and require further cost reductions. No assurance can be given that the Company will be able to operate profitably on a consistent basis.

     The financial information for the six months ending December 31, 2001 and 2000 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for these periods. The results of operations and cash flows for the six months ended December 31, 2001 are not necessarily indicative of results that may be expected for the entire year.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents

     The Company considers any security with a maturity of 90 days or less at the time of investment to be cash equivalents. Pursuant to a pledge agreement with the Company's bank, the Company has restricted $167,000 of cash to collateralize a loan with the bank (See Note 8).

     Short-term Investments

     The Company classifies any security, including marketable securities, with a maturity of greater than 90 days as short-term investments.

     Inventories

     Inventory consists of raw materials, work-in process and finished goods and are stated at the lower of cost (first in, first out) or market.

     Property and Equipment and Capital Lease

     Equipment and leasehold improvements are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets, ranging from five to seven years. Capitalized leases and leasehold improvements are amortized based upon the lesser of the term of the lease or the useful life of the asset and such expense is included in depreciation expense. Expenditures for repairs and maintenance are charged to expense as incurred.

     Warranty Costs

     The Company accrues warranty costs in the period the related revenue is recognized. Warranty costs are not material to operating results.

     Income Taxes

     The liability method is used to account for income taxes. Deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities as well as net operating loss and tax credit carry forwards and are measured using the enacted tax rates and laws that will be in effect when the differences reverse.
Deferred tax assets may be reduced by a valuation allowance to reflect the uncertainty associated with their ultimate realization.

     Patent Costs

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


     The costs to obtain patents are capitalized. The Company amortizes the costs of patents ratably over the shorter of their useful or legal life. As of June 30, 2001 there were 17 patents issued. Accumulated amortization at June 30, 2001 was approximately $52,000.

     Advertising Costs

     Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs" and are included in selling, general and administrative expenses. Advertising expenses approximated $34,000 and $12,000, for fiscal 2000 and 2001, respectively.

     Impairment of Long-Lived Assets

     In accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", if facts and circumstances suggest that an impairment may have occurred, the unamortized balances of these assets are reviewed. Facts and circumstances indicative of an impairment may include factors such as significant decrease in demand for a product related to an asset, a history of operating cash flow losses, or a projection or forecast that demonstrates continuing losses associated with a revenue producing asset. In the year ended June 30, 2001, certain of these assets were determined to be impaired, and the carrying amounts were reduced, as appropriate. Accordingly, assets with a net carrying value of approximately $80,000 were impaired and written-off by the Company. The aggregate charge is included in the accompanying statements of operations as research and development.

     Concentration of Credit Risk

     The Company grants credit to its customers, primarily large corporations in the medical device, semiconductor industries and the United States government. The Company performs periodic credit evaluations of customer financial conditions and generally does not require collateral. Receivables are generally due within thirty days. Credit losses have historically been minimal, which is consistent with management's expectations. Reserves are provided for estimated amounts of accounts receivable which may not be collected. Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables.

     The Company has five (5) major customers that accounted for the following annual revenue:

              2000        2001
           ----------  ----------
Company A  $1,501,000  $1,418,000
Company B   1,023,000     747,000
Company C           -     726,000
Company D     260,000      64,000
Company E     365,000           -

     The accounts receivable at June 30, 2000 and 2001 for Company A was approximately $196,000 and $185,000, respectively. Accounts receivable for Company B at June 30, 2000 and 2001 was $408,000 and $107,000, respectively. The accounts receivable at June 30, 2001 for Company C was approximately $156,000.

     Stock Based Compensation

     The Company accounts for its stock based compensation arrangements under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees", rather than the alternative fair value accounting method provided for under FAS No. 123, "Accounting for Stock-Based Compensation. Under APB 25",

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


when the exercise price of options granted to employees and non-employee directors under these plans equals the market price of the underlying stock on the date of the grant, no compensation expense is recorded.

     Use of Estimates

     The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Some of the more significant estimates include allowance for doubtful accounts, allowance for sales returns, inventory valuation, sub-contractor expenses and warranty reserves. Management's estimates are based on the facts and circumstances available at the time estimates are made, past historical experience, risk of loss, general economic conditions and trends and management's assessments of the probable future outcome of these matters. Consequently, actual results could differ from such estimates.

     Revenue Recognition

     The Company recognizes revenue when there is persuasive evidence of an arrangement with the customer which states a fixed and determinable price and terms, delivery of the product has occurred or the service performed in accordance with the terms of the sale, and collectibility of the sale is reasonably assured. The Company provides for estimated returns at the time of shipment based on historical data.

     Contract revenue under cost-sharing research and development agreements is recognized as eligible research and development expenses are incurred. The Company's obligation with respect to these agreements is to perform the research on a best-efforts basis.

     Shipping and Handling Costs

     Shipping and handling costs, such as freight to customers' destinations, are included in cost of sales in the statements of operations. Total shipping and handling costs was $39,000 as of June 30, 2001. These costs, when included in the sales price charged for products, are recognized in net sales.

     Research and Development Costs

     All costs of research and development activities are expensed as incurred. The Company performs research and development for itself and under contracts with others, primarily the United States government. Company funded research and development includes the excess of expenses over revenues on its commercial research contracts and, therefore, is included in cost of product and contract research revenues in the accompanying statement of operations.

     The Company funded and customer funded research and development costs were as follows:

                                         JUNE 30,
                                  ----------------------
                                     2000        2001
                                  ----------  ----------
Company funded                    $1,512,000  $2,228,000
Customer funded                      788,000     747,000
                                  ----------  ----------

  Total research and development  $2,300,000  $2,975,000
                                  ==========  ==========

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


     Earnings per Share

     Basic earnings per share is computed based only on the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by using the weighted average number of common shares outstanding during the period, plus the dilutive effects of shares issuable through the exercise of stock options (common stock equivalents) unless their inclusion would be antidilutive. In calculating diluted earnings per share, the dilutive effect of stock options is computed using the average market price for the period. The following table sets forth the computation of basic and diluted earnings per share:

                                         JUNE 30,
                                --------------------------
                                    2000          2001
                                ------------  ------------
Basic:
  Net loss                      $(2,488,000)  $(3,580,000)
  Weighted shares outstanding     5,368,557     5,817,212
  Net loss per share - basic    $     (0.46)  $     (0.62)

Diluted:
  Net loss                       (2,488,000)  $(3,549,000)
  Weighted shares outstanding     5,368,557     5,817,212
  Net loss per share - diluted  $     (0.46)  $     (0.61)

     New Accounting Standards

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 interprets the application of generally accepted accounting principals to revenue recognition in financial statements. The Company adopted SAB 101 in fiscal 2001 and such adoption of SAB 101 does not have a material effect on its financial position or results of operations.

3.   INVENTORY

     Inventory at June 30, 2001 consists of the following:

Raw materials    $209,000
Work-in-process    75,000
Finished goods     65,000
                 --------

                 $349,000
                 ========

4.   PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 2001 consists of the following:

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


Machinery and equipment                           $ 4,471,000
Computers and software                                291,000
Furniture and fixtures                                149,000
Motor vehicles                                         15,000
Leased property under capital leases                   28,000
Leasehold improvements                                222,000
                                                  ------------
                                                    5,176,000
Less:  accumulated depreciation and amortization   (1,662,000)
                                                  ------------

                                                  $ 3,514,000
                                                  ============

5.   ACCRUED EXPENSES

     Accrued expenses at June 30, 2001 consists of the following:

Accrued compensation and benefits       $314,000
Subcontractor costs                      328,000
Deferred revenue                          18,000
Accrued legal, accounting and printing   109,000
Other                                     15,000
Warranty                                   2,000
                                        --------

                                        $786,000
                                        ========

     Included in accrued compensation and benefits as of June 30, 2001 is severance of $45,000 for a former officer.

6.   INVESTMENT IN AFFILIATE

     On October 6, 1999, the Company acquired 38% of the outstanding shares of Epsilon Medical, Inc. for $50,000. The Company accounts for their investment in Epsilon Medical, Inc. under the equity method and the carrying amount of their investment is adjusted to reflect the Company's share of all gains and losses. For the years ended June 30, 2000 and 2001, the Company recognized its share of equity losses in Epsilon Medical, Inc. of approximately $6,000 and $2,000, respectively. Summarized financial information is not presented as it is not material to the Company.

7.   RESEARCH AND DEVELOPMENT ARRANGEMENTS

     The Company is the recipient of several grants under the United States Government's Small Business Innovative Research (SBIR) Program. These grants are firm-fixed priced contracts and generally range in length from six to twenty four months. Revenues under such arrangements were approximately $1,023,000 and $746,000 for the years ended June 30, 2000 and 2001, respectively. Unbilled accounts receivable relating to such arrangements was approximately $250,000 and $111,000 for the fiscal years ended June 30, 2000 and 2001, respectively.

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


     The Company also conducts research and development under cost-sharing arrangements with its commercial customers. Revenues under such arrangements were approximately $30,000 for the fiscal year ended June 30, 2000. There were no revenues under such arrangements for the fiscal year ended June 30, 2001.

8.   CREDIT ARRANGEMENT

     The Company had a Revolving Credit Facility ("Credit Facility") and has an Equipment Term Loan ("Term Loan") pursuant to a Loan Agreement with its bank. The Revolving Credit Facility is unsecured and the Equipment Term Loan is cross-collateralized and cross-defaulted. The Loan Agreement has a first lien on substantially all of the Company's assets.

     On September 30, 2000, the Company's Credit Facility expired. The Company chose not to renew the Credit Facility and the Company has no further borrowing rights or availability. Additionally, the Company has no borrowings outstanding with respect to the expired Credit Facility as of December 31, 2001.

     The Company's Term Loan provided a facility of $1,500,000, of which it had utilized $750,000. Interest is payable monthly at 1% above the bank's base rate commencing February 1998. As of December 31, 2001, the balance outstanding was approximately $323,000 and no further borrowings are permitted on the Term Loan.

     The Company's Loan Agreement requires compliance with two financial covenants including minimum levels of net worth and net loss limits. At June 30, 2001, the Company's net loss covenant was greater than the required amount. On September 28, 2001, the Company and Stephen N. Bunker, a director and officer of the Company, (collectively, the "Pledgors") fully collateralized the Term Loan with $167,000 and $200,000 of cash (the "Collateral"), respectively, and executed pledge agreements with respect to the collateral. As of December 31, 2001, the Collateral was $367,000. The Pledgors deposited the Collateral with the Company's bank. The Collateral must remain with the Company's bank in an amount that is sufficient to collateralize only the balance outstanding on the Term Loan at any point in time until such Term Loan is paid in full. The pledge agreements allows the Company's bank to use the Collateral to fulfill the obligations of the Term Loan in the event of a default by the Company in payment of the principal or interest of the Term Loan. The Company's bank has waived its rights under the Loan Agreement with respect to this financial covenant at June 30, 2001 through and including June 30, 2002.

     On October 10, 2001, the Company entered into a $500,000 Line of Credit Facility ("Line of Credit") with CardioTech International, Inc. ("CardioTech"), a related party (See Note 10). The Line of Credit provides for funding at the discretion of the Company, is subject to a security agreement providing a second lien on substantially all of the Company's assets, and provides for a $15,000 commitment fee payable on the earlier of the date the Company first draws down on the Line of Credit or April 15, 2002. The Line of Credit bears interest at the prime rate (5.5% as of October 10, 2001) plus 2% and expires October 12, 2002. All amounts borrowed under the Line of Credit are due on October 12, 2002. For the period from October 10, 2001 through December 31, 2001 there were no amounts drawn on this Line of Credit. As of December 31, 2001, there were no borrowings outstanding.

9.   RELATED PARTY TRANSACTION

     Statement of Financial Accounting Standards No. 57, "Related Party Disclosures," specifies the nature of information that should be disclosed in financial statements regarding related party transactions. CardioTech International Inc. ("CardioTech"), a public company, is a related party with the Company by virtue of its significant business relationships. During fiscal 2001, CardioTech's corporate staff provided certain financial and accounting services to the Company. Amounts of $21,000 are due and payable at June 30, 2001 related to such services.

     In March 2000, the Company entered into a $250,000 joint research agreement with CardioTech International to develop a proprietary porous polymer biocompatible coating technology as a platform for the Company's proprietary

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


radioactive brachytherapy technology. During fiscal 2001, the Company paid $50,000 pursuant to the aforementioned agreement.

     Certain directors of the Company hold positions as directors of CardioTech. The CEO and Chairman of the Board of Directors of the Company is also a director of CardioTech. The CEO and Chairman of the Board of Directors of CardioTech is also a director of the Company. The acting Chief Financial Officer of the Company is also the acting Chief Financial Officer of CardioTech.

     On October 10, 2001, CardioTech provided the Company a $500,000 Line of Credit Facility (See Note 8).

     Accounts receivable from related parties as of June 30, 2001 consisted of a loan of $138,000 to a principal shareholder and loans to five employees, totaling $55,000 all of which bear interest at 6%. These transactions were reported as a reduction of stockholders' equity.

     In January 2000, the Company received notice of the award of a joint research grant. Funding is provided through a $100,000 Phase I grant by the United States Department of Health and Human Services, National Heart, Lung & Blood Institute to CardioTech International and sub-grants to the Company and Stanford University.

10.  LEASE OBLIGATION

     The Company has a twenty-two month operating lease for 21,992 square feet of its manufacturing, research and office space which expires on May 31, 2002 and a three and one half year sublease for 17,300 square feet which expires on March 31, 2003. The Company has an option to extend the operating lease for two additional years. Under the terms of the leases, the Company is responsible for their proportionate share of real estate taxes and operating expenses relating to this facility. Total rental expense for the fiscal years ended June 30, 2000 and 2001 was $281,000 and $531,000, respectively.

     Included in property and equipment at June 30, 2001 is equipment recorded under a capital lease with a net book value of $11,000. Amortization of assets under capital lease obligations is included in depreciation expense.

     Future minimum rental payments required under capital leases and operating leases with noncancelable terms in excess of one year at June 30, 2001, together with the present value of net minimum lease payments are as follows:

                                             CAPITAL   OPERATING
                                              LEASE      LEASE
                                             --------  ----------
Year ending June 30:
2002                                         $  7,000  $  317,000
2003                                            6,000     104,000
                                             --------  ----------
Net minimum lease payments                     13,000  $  421,000
                                                       ==========

Less: finance charges                           2,000
                                             --------

Present value of net minimum lease payments  $ 11,000
                                             ========

11.  INCOME TAXES

     The Company's effective income tax rate as of June 30, differed from the United States federal statutory income tax rate as set forth below:

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


                                              YEARS ENDED JUNE 30,
                                            ------------------------
                                               2000         2001
                                            ----------  ------------
Expected federal tax rate                   $(846,000)  $(1,205,000)
State income taxes, net of federal benefit   (193,000)     (214,000)
Stock compensation expense                     21,000        21,000
Tax credits                                         -       (55,000)
Effect of valuation allowance                 958,000     1,381,000
Non-deductible expenses and other              61,000        72,000
                                            ----------  ------------

Effective tax rate                          $   1,000   $         -
                                            ==========  ============

     Significant components of the Company's deferred tax assets are as follows:

Deferred tax assets:
  Net operating loss and tax credit carryforwards  $ 2,351,000
  Accrued expenses                                      37,000
  Other                                                 67,000
                                                   ------------
Total deferred tax assets                            2,455,000
  Valuation allowance                               (2,386,000)
                                                   ------------
Net deferred tax assets                                 69,000
                                                   ------------

Deferred tax liabilities:
  Tax over book depreciation                           (36,000)
                                                   ------------
Total deferred tax liabilities                         (36,000)
                                                   ------------

Net deferred tax asset                             $    33,000
                                                   ============

     At June 30, 2001 the Company has unused net operating loss carryforwards of approximately $5,655,000, available to reduce federal and state taxable income, and tax credit carryforwards of $75,000, available to offset federal and state taxable income, both of which expire through 2021. A valuation allowance has been established for a portion of the Company's tax assets as their use is dependent on the generation of sufficient future taxable income.

12.  STOCKHOLDERS' EQUITY

     In September 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the grant of incentive stock options and nonqualified stock options to employees and affiliates. The exercise price of the options equals 100% of the fair market value on the date of the grant. Options expire ten years from the date of the option grant and vest ratably over a three-year period commencing with the second year. A total of 240,000 options were reserved for issuance under the 1998 Plan. Upon adoption of the 1998 Plan, the 1992 Stock Option Plan was terminated. No new stock options will be granted under the 1992 Stock Option Plan, which has been superseded by the 1998 Plan.
In December 2000, the Company adopted the 2000 Incentive and Non Qualified Stock Option Plan (the "2000 Plan"). The 2000 Plan provides for the grant of incentive stock options and nonqualified stock options to employees and affiliates. The exercise price of the options equals 100% of the fair market value on the date of the grant. Options expire ten years from the date of the option grant and vest ratably over a three-year period commencing with the second year. A total of 300,000 options were reserved for issuance under the 2000 Plan.

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


     The following table presents the activity of the 1992, 1998 and 2000 Stock Option Plans for the years ended June 30, 2000, and 2001:

                                                2001                 2000
                                        ---------------------  -------------------
                                                   WEIGHTED-            WEIGHTED-
                                                    AVERAGE              AVERAGE
                                                    EXERCISE             EXERCISE
                                         SHARES      PRICE     SHARES     PRICE
                                        ---------  ----------  -------  ----------
Outstanding at beginning of period       435,690   $     2.99  320,190  $     1.85

Granted                                  183,000         7.97  115,500        6.16
Exercised                               (195,797)        2.61        -
Canceled                                  (8,000)        8.41        -
                                        ---------  ----------  -------  ----------

Outstanding at end of period             414,893         5.26  435,690        2.99
                                        =========  ==========  =======  ==========

Options exercisable at end of period     361,581         5.05  326,699        2.12
                                        =========  ==========  =======  ==========

Weighted-average fair value of options
   granted during the year                               3.71                 3.95
                                                   ==========           ==========

     In May 2001, the Company entered into a separation agreement with a former officer, that provided for the acceleration of vesting of options for 21,736 shares of the Company's common stock and the repurchase of an additional 23,000 shares of the Company's common stock. As of June 30, 2001, the former officer exercised and sold 32,464 shares and had 14,736 shares vested and exercisable. The Company recognized $259,000 of expense related to this agreement.

     The following table presents weighted average price and life information about significant option groups outstanding at June 30, 2001:

                  OPTIONS OUTSTANDING        OPTIONS EXERCISABLE
           --------------------------------  -------------------
                      WEIGHTED
RANGE                 AVERAGE     WEIGHTED            WEIGHTED
OF         NUMBER    REMAINING     AVERAGE   NUMBER    AVERAGE
EXERCISE     OF     CONTRACTUAL   EXERCISE     OF     EXERCISE
PRICES     SHARES    LIFE (YRS)     PRICE    SHARES     PRICE
---------  -------  ------------  ---------  -------  ---------
1.37       126,358          4.69  $    1.37  126,358  $    1.37
4.00        26,602          6.68       4.00   26,602       4.00
5.00        53,501          8.33       5.00   28,000       5.00
6.50        30,000          8.51       6.50   30,000       6.50
6.63         2,000          8.42       6.63      666       6.63
6.75         2,000          8.44       6.75    2,000       6.75
7.00         3,432          7.45       7.00    2,288       7.00
7.56        75,000          9.07       7.56   65,000       7.56
7.81         3,000          9.56       7.81        -       7.81
8.00         5,000          9.40       8.00    4,000       8.00
8.50        25,000          9.92       8.50   25,000       8.50
8.53        50,000          9.54       8.53   50,000       8.53
9.12         8,000          8.97       9.12        -       9.12
9.50         5,000          8.73       9.50    1,667       9.50
           -------                           -------
           414,893                           361,581
           =======                           =======

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


     The Company has adopted the disclosure provisions only of Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation (FAS 123). If the compensation cost for the option plans had been determined based on the fair value at the grant date for grants in 2000 and 2001, consistent with the provisions of FAS 123, the pro forma net loss per share-diluted for 2000 and 2001, would have decreased by $239,000 and $740,000 respectively, and $0.49 per share and $0.70 per share, respectively.

     The 1998 Employee Stock Purchase Plan ("purchase plan") provides for the issuance of 141,000 shares of common stock thereunder. Under the purchase plan, eligible employees may purchase common shares at a price per share equal to 85% of the lower of the fair market value of the common stock on the first or last day of two six month offering periods. Participation in the offering period is limited to $25,000 in any calendar year.

     The fair value of options and warrants issued at the date of grant were estimated using the Black-Schols model with the following weighted average assumptions:

                                 OPTIONS GRANTED
                          ----------------------------
                              2000           2001
                          -------------  -------------
Volatility                          72%            47%
Expected life (years)                5              5
Risk free interest rate   6.10% - 6.49%  4.91% - 6.21%
Dividend yield                       0%             0%

     The Company has never declared nor paid dividends and does not expect to do so in the foreseeable future.

     The effects on 2000 and 2001 pro forma net income of expensing the estimated fair value of stock options are not necessarily representative of the effects on the results of operations for future years as the periods presented include only one and two years, respectively, of option grants under the Company's plans.

     In June 1999, the Company issued 1,000,000 Units, consisting of one share of common stock, and one redeemable common stock purchase warrant in connection with its initial public offering. Each Unit carries the right to purchase one share of common stock at $9.00, and is redeemable by the Company at $0.20 per warrant if the closing bid price of the common stock averages in excess of $10.50 for a period of 20 consecutive trading days. These warrants expire in June 2002. The Company also issued to the Representative of the Underwriters, for nominal consideration, the Representative's Warrants to purchase 100,000 shares of common stock and 100,000 redeemable warrants at an exercise price of $12.00. The Representative's Warrants expire in June 2004. All of the Company's warrants remain outstanding at June 30, 2001.

13.  ROYALTY AGREEMENT

     Under the terms of the sale of a former product line, the Company is entitled to minimum annual royalties which aggregate $175,000 over four years. During 2000, the Company recognized approximately $25,000 of royalties under this arrangement. No royalties were recognized under this arrangement in 2001.

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


14.  401K PLAN

     The Company has a defined contribution retirement plan which contains a 401(k) program. All employees who are 21 years of age and who have completed one year of service during which they worked at least 1,000 hours are eligible for participation in the plan. The Company makes discretionary contributions to the plan. The Company made cash contributions to the plan of $61,000 and $73,000 in 2000 and 2001, respectively.

15.  LEGAL PROCEEDINGS

     From time to time, the Company is subject to various claims, legal proceedings and investigations covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties. On the basis of information presently available, the Company is not currently aware of any legal proceedings or claims that the Company believes are likely to have a material effect on the Company's financial position or results of operations.

16.  PRIVATE PLACEMENT

     The Company received $1,500,000 in a private placement with an investor and issued 145,349 Units, each consisting of one share of its common stock and one redeemable common stock purchase warrant. Two warrants are redeemable for one share of its common stock at an exercise price of $12.90 per share. Total consideration received was $1,500,000, which reflected a discount of 20% from the market price. This discount reflects the best terms available to the Company in the private placement market during its second fiscal quarter of 2001.

     In connection with the transaction, the Company issued additional warrants to the investor's general counsel to purchase 10,000 shares at an exercise price of $12.90 per share and a document preparation fee of $5,000. The Company also engaged a placement agent who received warrants to purchase 12,000 shares of the Company's common stock at an exercise price of $12.90 per share and a placement fee of $105,000. All warrants pursuant to this transaction are exercisable at any time prior to December 12, 2006. Mr. Pasquale Ruggieri, a member of the Company's Board of Directors, also serves as an investment banker for the placement agent in connection with this transaction.

     The Company has recorded the proceeds from the private placement, net of the discount of $300,000 and offering costs of $130,000 paid in cash and warrants having a fair value of $55,000, as a capital contribution.

17.  WARRANT EXERCISE

     Between December 18, 2001 and January 3, 200, warrants to purchase 70,900 shares of the Company's common stock were exercised at an exercise price of $9.00 per share. Although warrant exercises such as this were registered in connection with the Company's initial public offering, the Company's prospectus had not been updated to include developments in the Company's business since the initial public offering. To the extent that purchasers of these shares were damaged, the Company could be exposed to liability, including, possibly, liability for rescission of their purchases.

     As of December 31, 2001, warrants representing 52,100 shares of the Company's common stock were exercised at $9.00 per share. As of December 31, 2001, the Company received gross proceeds of approximately $338,000 and was owed $131,000 of cash pursuant to the exercise of these warrants from its transfer agent. Until the prospectus is declared effective, the Company h as recognized a liability of $338,000 as amounts due to shareholders and segregated the related proceeds to reflect the potential amount necessary to rescind the exercise of the warrants. During the period in which the warrants were exercised, the Company's stock price ranged from $11.00 to $14.07 per share; however, at this date the Company is unable to determine whether or at what price each of the purchasers may have disposed of the shares they acquired by exercising the warrants and if any of the purchasers were damaged.

                          IMPLANT SCIENCES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION PERTAINING TO THE SIX MONTHS ENDED
                    DECEMBER 31, 2001 AND 2000 IS UNAUDITED)


     In addition, the Securities and Exchange Commission may have the authority to impose a variety of remedies, including, possibly, fines. The Company is in the process of evaluating the impact of the aforementioned exercise, but does not believe that its liability, if any, to such purchasers would be material to its financial condition or results of operations.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24:          INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles provide that none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability
(i) for any breach of the director's duty of loyalty to us or our stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

     Our articles and by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 67 of Chapter 156B of the Massachusetts General Laws, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. These provisions may also shield directors from liability under federal and state securities laws.

ITEM 25:          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:

SEC registration fee            $  3,262.50
Printing and engraving             2,000.00
Accountants' fees and expenses    65,000.00
Legal fees                        15,000.00
Miscellaneous                        737.50
                                -----------

Total                           $ 86,000.00
                                ===========

ITEM 26:          RECENT SALES OF UNREGISTERED SECURITIES

     On December 11, 2001, the Company sold 145,349 units to an independent third-party investor. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Two warrants are exercisable for one share of common stock at an exercise price of $12.90 per share. The Company received gross proceeds of $1,500,000, which reflected a discount of 20% from the market price. This discount reflects the best terms available to the Company in the private placement market during its second fiscal quarter of 2001.

     In connection with the transaction, the Company issued warrants to the investor's general counsel to purchase 10,000 shares of common stock at an exercise price of $12.90 per share and paid them a document preparation fee of $5,000. The Company also engaged a placement agent who received warrants to purchase 12,000 shares of the Company's common stock at an exercise price of $12.90 per share and a placement fee of $105,000. All warrants pursuant to this transaction are exercisable at any time prior to December 12, 2006. Mr. Pasquale Ruggieri, a member of the Company's Board of Directors, also serves as an investment banker for the placement agent in connection with this transaction.

     This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27:          EXHIBITS

  EXHIBIT NUMBER    DESCRIPTION
------------------  -----------

1.1 *               Agreement among underwriters
1.2 ****            Underwriting Agreement
1.3 *               Selected Dealer Agreement
1.4 *               Representatives' Warrant Agreement
1.5 *               Consulting Agreement with the Representative
3.1 *               By-Laws of the Company
3.2 **************  Articles of Amendment to the Articles of Organization of the Company
3.3 *               Restated Articles of Organization of the Company
4.1 **              Specimen certificate for the Common Stock of the Company
4.2 **              Specimen certificate for the Redeemable Warrants of the Company
4.3 ***             Specimen certificate for the Units of the Company
5.1 ****            Opinion of Foley, Hoag & Eliot LLP
10.1 **             Employment Agreement with Anthony J. Armini, dated September 26, 1998
10.2 **             Employment Agreement with Stephen N. Bunker, dated September 26, 1998
10.3 *              Employment Offer Letter to Alan Lucas, dated March 20, 1998
10.4 *              Amendment to Employment Offer Letter to Alan Lucas, dated September 24, 1998
10.5 *              Form of Employee Agreement on Ideas, Inventions, and Confidential
                    Information used between 1993 and 1995
10.6 *              Form of Employee Agreement on Ideas, Inventions, and Confidential
                    Information used in 1993
10.7 *              Form of Employee Agreement on Ideas, Inventions, and Confidential
                    Information used between 1997 and 1998
10.8 *              Loan Agreement between the Company and US Trust, dated May 1, 1996
10.9 *              100,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated May 1, 1996
10.10 *             300,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated May 1, 1996
10.11 *             Guaranty of Loan Agreement between the Company and US Trust, by
                    Anthony J. Armini, dated May 1, 1996
10.12 *             Security Agreement between the Company and US Trust, dated May 1, 1996
10.13 *             Lessor's Subordination and Consent between the Company and Teacher's
                    Insurance and Annuity Association of America, dated May 1, 1996
10.14 *             First Amendment to Loan Agreement between the Company and US Trust, dated July 24, 1997
10.15 *             300,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated July 24, 1997
10.16 *             94,444.40 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated August 12, 1997
10.17 *             Second Amendment to Loan Agreement between the Company and
                    US Trust, dated January 16, 1998
10.18 *             750,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated January 16, 1998
10.19 *             Promissory Note signed by Anthony J. Armini in favor of the Company, dated
                    September 26, 1998
10.20 *             Shareholders Agreement between NAR Holding Corporation and Anthony J. Armini, dated July 15, 1987


                                      II-2

10.21 *             Lease between the Company and Teachers Insurance and Annuity Association of
                    America, dated September 29, 1995
10.22 *             First Amendment to Lease and Expansion Agreement between the Company and
                    Teachers Insurance and Annuity Association of America, dated July 29, 1998
10.23 *             Standard Cooperative Research and Development Agreement between the
                    Company and the Naval Research Laboratory, dated January 21, 1997
10.24 *             Cooperative Agreement between the Company and the United States of America
                    US Army Tank-Automotive and Armaments Command Armament Research,
                    Development and Engineering Center, dated September 30, 19971
10.25 *             Vendor Agreement Memorandum between the Company and Osteonics, dated February 2, 19981
10.26 *             Sample Purchase Order between the Company and MicroSpring Company, Inc., dated October 24, 19961
10.27 *             1992 Stock Option Plan
10.28 *             Form of Stock Option Agreement under the 1992 Stock Option Plan
10.29 *             1998 Incentive and Nonqualified Stock Option Plan
10.30 **            Form of Incentive Stock Option under the 1998 Incentive and
                    Nonqualified Stock Option Plan
10.31 **            Form of Nonqualified Stock Option under the 1998 Incentive and
                    Nonqualified Stock Option Plan
10.32 **            Form of Nonqualified Stock Option for Non-Employee Directors under the 1998 Incentive and Nonqualified Stock Option Plan
10.33 *             Form of Lock-Up Agreement
10.34 **            Agreement Appointing Transfer Agent and Registrar between the Company and
                    American Securities and Transfer & Trust, Inc., dated October 19, 1998
10.35 **            Certification of Corporate Secretary dated October 19, 1998 concerning
                    Agreement Appointing Transfer Agent and Registrar between the Company and
                    American Securities Transfer & Trust, Inc.
10.36 **            Research and Development Agreement between the Company and
                    Guidant Corporation, dated May 20, 1998
10.37 **            Letter Agreement between the Company and Guidant Corporation, dated September 29, 19981
10.38 ***           Form of Medical Advisory Board Agreement
10.39 ***           Form of Loan Agreement, dated January 7, 1999, between the Company and the following employees in the following amounts: Donald J. Dench ($12,500), Diane J.
                    Ryan ($12,500), Mark and Kathleen Gadarowski ($12,500), Gregory Huntington,
                    Sr. ($12,500), Leonard DeMild ($25,000), Michael Nelson ($12,500), Richard
                    Sahagian ($12,500), Darryl Huntington ($12,500), Dennis Gadarowski ($12,500)
                    and David Santos ($12,500)
10.40 ***           Terms and Conditions from Sample Purchase Order between the Company and Biomet, Incorporated
10.41****           Unit and Warrant Agreement between the Company and American Securities
                    Transfer & Trust, Inc., dated April 9, 1999
10.42 ************* Agreement between the Company and United States Army Space and
                    Missile Defense Command, dated May 27, 1999
10.43 *****         Second Amendment to Lease and Extension Agreement
10.44 *****         Sublease Agreement
10.45 *****         Consent to Sublease Agreement
10.46 ******        SBIR: Coronary Stent with Ion Implanted Radioactivity
10.47 ******        First Amendment to Sublease
10.48 ******        Commercial Term Loan, Revolving Loan and Security Agreement
                    between US Trust and Implant Sciences Corporation
10.49 *******       Distribution Agreement, dated January 26, 2000, by and between Implant Sciences
                    Corporation and MedTec Iowa, Inc.1


                                      II-3

10.50 *******       Stock Purchase Agreement, dated March 2, 2000, by and between Implant Sciences
                    Corporation and MedTec Iowa, Inc.
10.51 *******       Research and Development Agreement, dated March 13, 2000, by and between Implant
                    Sciences Corporation and Cardiotech International
10.52 ************  Amendment to Distributorship Agreement between Med-Tec Iowa, Inc., and Implant
                    Sciences Corporation dated January 26, 2000
10.53 ********      Line of Credit Letter Agreement, dated October 10, 2001, by and between Implant
                    Sciences Corporation and Cardiotech International Inc.
10.54 ********      500,000 Line of Credit Term Grid Note, dated October 10, 2001, by and between
                    Implant Sciences Corporation and Cardiotech International Inc.
10.55 ********      Security Agreement, dated October 10, 2001, by and between Implant Sciences
                    Corporation and Cardiotech International Inc.
10.56 ********      Guaranty of Line of Credit between Implant Sciences Corporation and Cardiotech
                    International Inc. by Anthony J. Armini, dated October 10, 2001.
10.57 ********      Subordination and Intercreditor Agreement by and between Cardiotech
                    International Inc. and Anthony J. Armini,, Mark Gadarowski, Dennis Gadarowski,
                    Richard Sahagian, and Daryl Huntington, dated October 10, 2001.
10.58 ********      Consent of Citizens Bank to Line of Credit Agreement by and between Implant
                    Sciences Corporation and Cardiotech International, Inc., dated October 10, 2001
10.59 ********      Modification Agreement by and between Implant Sciences Corporation and Citizens Bank of Massachusetts, dated October 11, 2001.
10.60 ********      Deposit Pledge Agreement by and between Implant Sciences
                    Corporation and Citizens Bank of Massachusetts, dated October 11, 2001.
10.61 ********      Deposit Pledge Agreement by and between Stephen Bunker and
                    Citizens Bank of Massachusetts, dated October 11, 2001.
10.62 ********      Limited Guaranty of Commercial Promissory Note between Implant
                    Sciences Corporation and Citizens Bank of Massachusetts by Stephen Bunker,
                    dated October 11, 2001.
10.63 ********      Deposit Account Control Agreement by and between Implant Sciences
                    Corporation and Citizens Bank of Massachusetts, dated October 11, 2001.
10.64 ********      Deposit Account Control Agreement by and between Stephen Bunker and
                    Citizens Bank of Massachusetts, dated October 11, 2001.
10.65 *********     Letter Agreement between Implant Sciences Corporation and Darlene
                    Deptula-Hicks dated May 1, 2001
10.66 **********    Financing Terms Agreement between Implant Sciences Corporation and
                    Generation Capital Associates dated December 11, 2001
10.67 **********    Escrow Agreement between Implant Sciences Corporation David A. Rapaport dated December 11, 2001
10.68 ***********   Form of Common Stock Purchase Warrant dated January 11, 2002
21.1 *              Subsidiaries of the Company
23.1                Consent of Independent Auditors
23.2 ****           Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
24.1 *              Power of Attorney

--------------------
*              Previously filed in the Registration Statement on Form SB-2 (Registration No. 333-64499),
               filed on September 29, 1998, and is incorporated herein by reference.
**             Previously filed in Amendment No. 1 to the Registration Statement on Form SB-2/A,
               filed on December 21, 1998, and is incorporated herein by reference.
***            Previously filed in Amendment No. 2 to the Registration Statement on Form SB-2/A,
               filed on February 11, 1999, and is incorporated herein by reference.
****           Previously filed in Amendment No. 3 to the Registration Statement on Form SB-2/A,
               filed on April 30, 1999, and is incorporated herein by reference.
*****          Previously filed in Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, filed on November 12, 1999, and is incorporated herein by reference.


                                      II-4

******         Previously filed in Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000, filed on February 14, 2000, and is incorporated herein by reference.
*******        Previously filed in Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on May 15, 2000, and is incorporated herein by reference.
********       Previously filed in Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, filed on October 15, 2001, and is incorporated herein by reference.
*********      Previously filed in Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2001, filed on February 8, 2002, and is incorporated herein by reference.
**********     Previously filed in the Registration Statement on Form S-3, filed on January 16, 2002, and is incorporated herein by reference.
***********    Previously filed in the Amendment No. 1 to a Registration Statement on Form SB-2/A,
               filed on March 28, 2002, and is incorporated herein by reference.
************   Previously filed in Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 11, 2001, and is incorporated herein by reference.
*************  Previously filed in Post-Effective Amendment No. 1 to the Registration Statement on
               Form SB-2/A, filed on June 6, 1999, and is incorporated herein by reference.
************** Previously filed in Post-Effective Amendment No. 2 to the Registration Statement on
               Form SB-2/A, filed on June 23, 1999, and is incorporated herein by reference.
1              Filed under application for confidential treatment.

ITEM 28:          UNDERTAKINGS

     (a)     The registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to.

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) Include any additional information or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form SB-2/A and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wakefield, Massachusetts, on March 27, 2002.

                                IMPLANT SCIENCES CORPORATION

                                By: /s/ Anthony J. Armini
                                    ---------------------
                                Anthony J. Armini,
                                President, Chief Executive Officer
                                and Chairman of the Board of Directors

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 2002.


SIGNATURE                               TITLE                      DATE
-----------------------  ------------------------------------  --------------
/s/Anthony J. Armini     President, Chief Executive Officer,
-----------------------  Chairman of the Board of Directors
Anthony J. Armini        (Principal Executive Officer)         March 27, 2002

/s/ David C. Volpe       Acting Chief Financial Officer        March 27, 2002
-----------------------
David C. Volpe

/s/ Stephen N. Bunker*   Director                              March 27, 2002
-----------------------
Stephen N. Bunker

/s/ Shunkuchi Shimizu *  Director                              March 27, 2002
-----------------------
Shunkuchi Shimizu

/s/ Pasquale Ruggieri    Director                              March 27, 2002
-----------------------
Pasquale Ruggieri

/s/ Michael Szycher      Director                              March 27, 2002
-----------------------
Michael Szycher

* By Anthony Armini, attorney-in-fact

                                     EXHIBIT INDEX

  EXHIBIT NUMBER    DESCRIPTION
------------------  -----------

1.1 *               Agreement among underwriters
1.2 ****            Underwriting Agreement
1.3 *               Selected Dealer Agreement
1.4 *               Representatives' Warrant Agreement
1.5 *               Consulting Agreement with the Representative
3.1 *               By-Laws of the Company
3.2 **************  Articles of Amendment to the Articles of Organization of the Company
3.3 *               Restated Articles of Organization of the Company
4.1 **              Specimen certificate for the Common Stock of the Company
4.2 **              Specimen certificate for the Redeemable Warrants of the Company
4.3 ***             Specimen certificate for the Units of the Company
5.1 ****            Opinion of Foley, Hoag & Eliot LLP
10.1 **             Employment Agreement with Anthony J. Armini, dated September 26, 1998
10.2 **             Employment Agreement with Stephen N. Bunker, dated September 26, 1998
10.3 *              Employment Offer Letter to Alan Lucas, dated March 20, 1998
10.4 *              Amendment to Employment Offer Letter to Alan Lucas, dated September 24, 1998
10.5 *              Form of Employee Agreement on Ideas, Inventions, and Confidential
                    Information used between 1993 and 1995
10.6 *              Form of Employee Agreement on Ideas, Inventions, and Confidential
                    Information used in 1993
10.7 *              Form of Employee Agreement on Ideas, Inventions, and Confidential
                    Information used between 1997 and 1998
10.8 *              Loan Agreement between the Company and US Trust, dated May 1, 1996
10.9 *              100,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated May 1, 1996
10.10 *             300,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated May 1, 1996
10.11 *             Guaranty of Loan Agreement between the Company and US Trust, by
                    Anthony J. Armini, dated May 1, 1996
10.12 *             Security Agreement between the Company and US Trust, dated May 1, 1996
10.13 *             Lessor's Subordination and Consent between the Company and Teacher's
                    Insurance and Annuity Association of America, dated May 1, 1996
10.14 *             First Amendment to Loan Agreement between the Company and US Trust, dated July 24, 1997
10.15 *             300,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated July 24, 1997
10.16 *             94,444.40 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated August 12, 1997
10.17 *             Second Amendment to Loan Agreement between the Company and
                    US Trust, dated January 16, 1998
10.18 *             750,000 Commercial Promissory Note signed by the Company in favor of
                    US Trust, dated January 16, 1998
10.19 *             Promissory Note signed by Anthony J. Armini in favor of the Company, dated
                    September 26, 1998
10.20 *             Shareholders Agreement between NAR Holding Corporation and Anthony J. Armini, dated July 15, 1987
10.21 *             Lease between the Company and Teachers Insurance and Annuity Association of
                    America, dated September 29, 1995
10.22 *             First Amendment to Lease and Expansion Agreement between the Company and
                    Teachers Insurance and Annuity Association of America, dated July 29, 1998


                                      II-8

10.23 *             Standard Cooperative Research and Development Agreement between the
                    Company and the Naval Research Laboratory, dated January 21, 1997
10.24 *             Cooperative Agreement between the Company and the United States of America
                    US Army Tank-Automotive and Armaments Command Armament Research,
                    Development and Engineering Center, dated September 30, 19971
10.25 *             Vendor Agreement Memorandum between the Company and Osteonics, dated February 2, 19981
10.26 *             Sample Purchase Order between the Company and MicroSpring Company, Inc., dated October 24, 19961
10.27 *             1992 Stock Option Plan
10.28 *             Form of Stock Option Agreement under the 1992 Stock Option Plan
10.29 *             1998 Incentive and Nonqualified Stock Option Plan
10.30 **            Form of Incentive Stock Option under the 1998 Incentive and
                    Nonqualified Stock Option Plan
10.31 **            Form of Nonqualified Stock Option under the 1998 Incentive and
                    Nonqualified Stock Option Plan
10.32 **            Form of Nonqualified Stock Option for Non-Employee Directors under the 1998 Incentive and Nonqualified Stock Option Plan
10.33 *             Form of Lock-Up Agreement
10.34 **            Agreement Appointing Transfer Agent and Registrar between the Company and
                    American Securities and Transfer & Trust, Inc., dated October 19, 1998
10.35 **            Certification of Corporate Secretary dated October 19, 1998 concerning
                    Agreement Appointing Transfer Agent and Registrar between the Company and
                    American Securities Transfer & Trust, Inc.
10.36 **            Research and Development Agreement between the Company and
                    Guidant Corporation, dated May 20, 1998
10.37 **            Letter Agreement between the Company and Guidant Corporation, dated September 29, 19981
10.38 ***           Form of Medical Advisory Board Agreement
10.39 ***           Form of Loan Agreement, dated January 7, 1999, between the Company and the following employees in the following amounts: Donald J. Dench ($12,500), Diane J.
                    Ryan ($12,500), Mark and Kathleen Gadarowski ($12,500), Gregory Huntington,
                    Sr. ($12,500), Leonard DeMild ($25,000), Michael Nelson ($12,500), Richard
                    Sahagian ($12,500), Darryl Huntington ($12,500), Dennis Gadarowski ($12,500)
                    and David Santos ($12,500)
10.40 ***           Terms and Conditions from Sample Purchase Order between the Company and Biomet, Incorporated
10.41****           Unit and Warrant Agreement between the Company and American Securities
                    Transfer & Trust, Inc., dated April 9, 1999
10.42 ************* Agreement between the Company and United States Army Space and
                    Missile Defense Command, dated May 27, 1999
10.43 *****         Second Amendment to Lease and Extension Agreement
10.44 *****         Sublease Agreement
10.45 *****         Consent to Sublease Agreement
10.46 ******        SBIR: Coronary Stent with Ion Implanted Radioactivity
10.47 ******        First Amendment to Sublease
10.48 ******        Commercial Term Loan, Revolving Loan and Security Agreement
                    between US Trust and Implant Sciences Corporation
10.49 *******       Distribution Agreement, dated January 26, 2000, by and between Implant Sciences
                    Corporation and MedTec Iowa, Inc.1
10.50 *******       Stock Purchase Agreement, dated March 2, 2000, by and between Implant Sciences
                    Corporation and MedTec Iowa, Inc.


                                      II-9

10.51 *******       Research and Development Agreement, dated March 13, 2000, by and between Implant
                    Sciences Corporation and Cardiotech International
10.52 ************  Amendment to Distributorship Agreement between Med-Tec Iowa, Inc., and Implant
                    Sciences Corporation dated January 26, 2000
10.53 ********      Line of Credit Letter Agreement, dated October 10, 2001, by and between Implant
                    Sciences Corporation and Cardiotech International Inc.
10.54 ********      500,000 Line of Credit Term Grid Note, dated October 10, 2001, by and between
                    Implant Sciences Corporation and Cardiotech International Inc.
10.55 ********      Security Agreement, dated October 10, 2001, by and between Implant Sciences
                    Corporation and Cardiotech International Inc.
10.56 ********      Guaranty of Line of Credit between Implant Sciences Corporation and Cardiotech
                    International Inc. by Anthony J. Armini, dated October 10, 2001.
10.57 ********      Subordination and Intercreditor Agreement by and between Cardiotech
                    International Inc. and Anthony J. Armini,, Mark Gadarowski, Dennis Gadarowski,
                    Richard Sahagian, and Daryl Huntington, dated October 10, 2001.
10.58 ********      Consent of Citizens Bank to Line of Credit Agreement by and between Implant
                    Sciences Corporation and Cardiotech International, Inc., dated October 10, 2001
10.59 ********      Modification Agreement by and between Implant Sciences Corporation and Citizens Bank of Massachusetts, dated October 11, 2001.
10.60 ********      Deposit Pledge Agreement by and between Implant Sciences
                    Corporation and Citizens Bank of Massachusetts, dated October 11, 2001.
10.61 ********      Deposit Pledge Agreement by and between Stephen Bunker and
                    Citizens Bank of Massachusetts, dated October 11, 2001.
10.62 ********      Limited Guaranty of Commercial Promissory Note between Implant
                    Sciences Corporation and Citizens Bank of Massachusetts by Stephen Bunker,
                    dated October 11, 2001.
10.63 ********      Deposit Account Control Agreement by and between Implant Sciences
                    Corporation and Citizens Bank of Massachusetts, dated October 11, 2001.
10.64 ********      Deposit Account Control Agreement by and between Stephen Bunker and
                    Citizens Bank of Massachusetts, dated October 11, 2001.
10.65 *********     Letter Agreement between Implant Sciences Corporation and Darlene
                    Deptula-Hicks dated May 1, 2001
10.66 **********    Financing Terms Agreement between Implant Sciences Corporation and
                    Generation Capital Associates dated December 11, 2001
10.67 **********    Escrow Agreement between Implant Sciences Corporation David A. Rapaport dated December 11, 2001
10.68 ***********   Form of Common Stock Purchase Warrant dated January 11, 2002
21.1 *              Subsidiaries of the Company
23.1                Consent of Independent Auditors
23.2 ****           Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
24.1 *              Power of Attorney

--------------------
*              Previously filed in the Registration Statement on Form SB-2 (Registration No. 333-64499),
               filed on September 29, 1998, and is incorporated herein by reference.
**             Previously filed in Amendment No. 1 to the Registration Statement on Form SB-2/A,
               filed on December 21, 1998, and is incorporated herein by reference.
***            Previously filed in Amendment No. 2 to the Registration Statement on Form SB-2/A,
               filed on February 11, 1999, and is incorporated herein by reference.
****           Previously filed in Amendment No. 3 to the Registration Statement on Form SB-2/A,
               filed on April 30, 1999, and is incorporated herein by reference.
*****          Previously filed in Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, filed on November 12, 1999, and is incorporated herein by reference.
******         Previously filed in Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000, filed on February 14, 2000, and is incorporated herein by reference.
*******        Previously filed in Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on May 15, 2000, and is incorporated herein by reference.


                                      II-10

********       Previously filed in Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, filed on October 15, 2001, and is incorporated herein by reference.
*********      Previously filed in Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2001, filed on February 8, 2002, and is incorporated herein by reference.
**********     Previously filed in the Registration Statement on Form S-3, filed on January 16, 2002, and is incorporated herein by reference.
***********    Previously filed in the Amendment No. 1 to a Registration Statement on Form SB-2/A,
               filed on March 28, 2002, and is incorporated herein by reference.
************   Previously filed in Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 11, 2001, and is incorporated herein by reference.
*************  Previously filed in Post-Effective Amendment No. 1 to the Registration Statement on
               Form SB-2/A, filed on June 6, 1999, and is incorporated herein by reference.
************** Previously filed in Post-Effective Amendment No. 2 to the Registration Statement on
               Form SB-2/A, filed on June 23, 1999, and is incorporated herein by reference.
1              Filed under application for confidential treatment.